                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                                ----------------

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):

                                  June 11, 1997

                         COMMISSION FILE NUMBER 0-26304

                         SUNSTONE HOTEL INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

                                -----------------

                  MARYLAND                             52-1891908
      (State or Other Jurisdiction of               (I.R.S. Employer
       Incorporation or Organization)              Identification No.)

            115 CALLE DE INDUSTRIAS, SUITE 201, SAN CLEMENTE, CA 92672
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 361-3900
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (former name or former address, if changed since last report)

Items 2 and 7 of the Current Report on Form 8-K dated June 25, 1997 and Items 5 and 7 of the Current Report on Form 8-K dated August 13, 1997 filed by Sunstone Hotel Investors, Inc. are hereby amended to collectively read in their entirety as follows:

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 5. OTHER EVENTS

RECENT ACQUISITIONS

        From January 1, 1997 through August 7, 1997, Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Partnership") of which Sunstone Hotel Investors, Inc., a Maryland corporation (individually and collectively, the "Company"), is its sole general partner, completed the acquisition of the following nine hotels (the "Recent Acquisitions"):

        On January 17, 1997, the Company acquired the Ramada Hotel in Cypress, California and the Holiday Inn Harbor View in San Diego, California from Peacock, LLC and Shivani, LLC, respectively.

        The Ramada Hotel - Cypress was acquired for approximately $12.1 million in cash. The hotel is a 180-room interior-corridor hotel, contained in one seven-story building and has a restaurant, lounge, approximately 3,300 square feet of meeting space, swimming pool, whirlpool, gift shop and exercise room. The hotel is located in the Cypress Business Park, approximately one mile north of Interstate 405 in Orange County, California.

        The Holiday Inn Harbor View - San Diego was acquired for total consideration of approximately $8.8 million, $7.9 million in cash and the balance funded with Partnership units. The hotel is a 202-room interior-corridor hotel, contained in one 16-story cylindrical building and has a restaurant, lounge, approximately 1,200 square feet of meeting space, swimming pool and exercise room. The hotel is adjacent to Interstate 5 in downtown San Diego, California.

        On March 10, 1997, the Company acquired the 152-room Hawthorn Suites Hotel in Kent, Washington from Kent Hospitality Partners, L.P. for approximately $13.6 million in cash. The Hawthorn Suites Hotel - Kent, is a two-story, all-suite hotel built in a similar fashion to a Residence Inn. Every suite has a fully equipped kitchen and a fireplace, and the hotel has meeting rooms, a heated pool and spa, an exercise room and a tennis court. The extended-stay hotel was built in the mid-1980s and is located within five miles of Seattle International Airport (SEA-TAC) and is proximate to Boeing Space & Defense Center and Boeing Customer Training Facility. It is also five miles away from the Company's Holiday Inn Hotel and Suites in Kent.

        On March 31, 1997, the Company acquired the full-service 290-room Holiday Inn Hotel in La Mirada, California from Gateway Center Group for approximately $18.0 million in cash. The purchase price is estimated to be approximately 65% of replacement cost. The hotel is an eight-story hotel located 20 miles from downtown Los Angeles and 10 miles from Disneyland.

        On May 6, 1997, the Company acquired the 300-suite Fountain Suites Hotel in Sacramento, California from Washington Plaza Associates and C.T.S. Hotel Properties for approximately $16.8 million in cash. The purchase price is estimated to be approximately 75% of replacement cost. The Company plans to renovate the hotel and re-flag it as a Hawthorn Suites Hotel with 268 suites (including 32 two-room suites). The hotel is an interior-corridor hotel, consisting of six three-story buildings and a free-standing restaurant. As presently configured, the suites are single rooms with an area divider. The hotel has meeting rooms and a swimming pool and spa area. The hotel was built in 1988-1989 and is located just off Interstate 5, one mile north of downtown Sacramento, California.

        On June 11, 1997, the Company acquired the 151-room Ramada Plaza Hotel in Old Town, San Diego, California from O.T. Hill, LLC for total consideration of approximately $11.8 million, $7.4 million in cash and the balance funded with Partnership units. The Ramada Plaza Old Town is an interior-corridor hotel, consisting of a single, three-story, "L"-shaped building. The hotel opened in 1987 and has three meeting rooms, an outdoor swimming pool, exercise room, restaurant and lounge. The hotel is located adjacent to Interstate 5 in the Old Town area of San Diego, approximately two miles north of downtown San Diego and within three miles of Sea World. The Company plans to renovate the hotel, acquire adjacent land to accommodate the development of 27 additional suites, and possibly rebrand the hotel to an upper mid-scale, full-service hotel with 178 rooms and suites.

        On July 17, 1997, the Company acquired the full service 103-room Best Western Landmark Inn in Lynnwood, Washington from Markland Hotel, Inc. for approximately $7.2 million in cash. The purchase price is estimated to be approximately 80% of replacement cost. The property is a five-story "H"-shaped building which includes a lounge, indoor swimming pool and spa and a one-story restaurant/banquet building of about 20,000 square feet. The property is on approximately 5.4 acres which provides for an opportunity for expansion. The hotel is 15 miles north of Seattle and is contained within the Technology Corridor, a 10-mile stretch of seven master planned business parks.

        On August 7, 1997, the Company acquired the leasehold interests in the Best Western Crystal Suites Hotel and the Holiday Inn Mission Valley Stadium Hotel from TSB Crystal Partnership and Shivani, LLC, respectively.

        The Company purchased the leasehold interest in the 130-suite interior-corridor Best Western Crystal Suites Hotel for approximately $8.7 million in cash. The purchase price is estimated to be approximately 80% of replacement cost. The property consists of a single "L"-shaped, five-story building which includes a breakfast room, fitness center, swimming pool and spa. The Company plans to upgrade and brand the Crystal Suites hotel as an extended-stay Hawthorne Suites, LTD franchise. The hotel is located within walking distance of Disneyland Park and the Anaheim Convention Center and within a short driving distance to other local attractions including Knott's Berry Farm.

        The Company purchased the leasehold interest in the full-service 175-room Holiday Inn Mission Valley Stadium Hotel for approximately $9.1 million in cash. The purchase price is estimated to be approximately 80% of replacement cost. The property consists of a single "V"-shaped building which includes a restaurant and lounge, swimming pool and spa, several meeting rooms, an exercise room, and both surface and under-structure parking. The hotel is located adjacent to Interstate 15, in the area known as Mission Valley/Kearny Mesa, just north of Qualcomm Stadium.

        Amounts paid in cash for the Recent Acquisitions were primarily funded through borrowings under the Company's line of credit facility with Bank One, Credit Lyonnais and Wells Fargo Bank and through the proceeds of equity offerings.

PROPOSED ACQUISITION - Kahler Realty Corporation

        On August 5, 1997, the Company entered into a definitive agreement to acquire all the capital stock of Kahler Realty Corporation, a privately held Minnesota corporation ("Kahler") for an estimated purchase price of approximately $322 million (plus estimated closing costs of $9,500,000 and certain other amounts) ("Kahler Acquisition") from Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co-Investment Partnership I, L.P., affiliates of Westbrook Partners, L.L.C., a real estate investment firm. The acquisition of Kahler, which owns and operates 17 hotels with an aggregate of 4,255 rooms, will almost double the number of hotel rooms in the Company's portfolio from the current number. The transaction is expected to close during the fourth quarter of 1997. The $322 million consideration to be paid at closing will consist of approximately $95 million in cash, $25 million of newly issued preferred stock, $32 million of newly issued common stock of the Company, and the assumption of approximately $170 million of debt which, after closing, will be kept in place, refinanced or retired. The purchase price is subject to an earnout calculation which may increase the purchase price ultimately paid by the Company.

        The Kahler Acquisition is described in greater detail in the Stock Purchase Agreement and in the press release filed as exhibits to the Company's Current Report on Form 8-K dated August 13, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired: See the Index to Financial Information included on page F-1 of this report.

(b) Pro Forma Financial Information: See Index to Financial Information included on page F-1 of this report.

(c)     Exhibits:

        10.1*  Stock Purchase Agreement dated as of August 5, 1997
        23.1   Consent of Coopers & Lybrand L.L.P.
        23.2   Consent of Arthur Andersen LLP
        23.3   Consent of KPMG Peat Marwick LLP
        99.1*  Press Release dated August 6, 1997
----------
* Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 13, 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSTONE HOTEL INVESTORS, INC.

Date:   August 22, 1997

By:     /s/ Robert A. Alter, President
        --------------------------------------
        Robert A. Alter, President

                         SUNSTONE HOTEL INVESTORS, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                                         Page
                                                                                        ------

Sunstone Hotel Investors, Inc.
    Introduction to Unaudited Pro Forma Consolidated
        Financial Statements                                                              F-3
    Unaudited Pro Forma Consolidated Statement of
        Financial Position as of June 30, 1997                                            F-4
    Unaudited Pro Forma Consolidated Statement of Operations for the
        Six Months Ended June 30, 1997                                                    F-6
    Unaudited Pro Forma Consolidated Statement of Operations for the
        Year Ended December 31, 1996                                                      F-7

Sunstone Hotel Properties, Inc.
    Unaudited Pro Forma Consolidated Statement of Operations for the
        Six Months Ended June 30, 1997                                                    F-8
    Unaudited Pro Forma Consolidated Statement of Operations for the
        Year Ended December 31, 1996                                                      F-10

Markland Hotel, Inc.
    Report of Independent Accountants                                                     F-12
    Balance Sheet as of May 31, 1997                                                      F-13
    Statement of Operations for the Year Ended May 31, 1997                               F-14
    Statement of Stockholders' Equity for the Year Ended May 31, 1997                     F-15
    Statement of Cash Flows for the Year Ended May 31, 1997                               F-16
    Notes to Financial Statements                                                         F-17

TSB Crystal Partnership
    Report of Independent Accountants                                                     F-19
    Balance Sheets as of and December 31, 1996 and March 31, 1997 (Unaudited)             F-20
    Statements of Operations for the Year Ended December 31, 1996 and
        the Three Months Ended March 31, 1997 (Unaudited)                                 F-21
    Statements of Partners' Capital for the Year Ended December 31, 1996 and
        the Three Months Ended March 31, 1997 (Unaudited)                                 F-22
    Statements of Cash Flows for the Year Ended December 31, 1996 and
        the Three Months Ended March 31, 1997 (Unaudited)                                 F-23
    Notes to Financial Statements                                                         F-24

Gateway Center Group
    Report of Independent Accountants                                                     F-27
    Balance Sheets as of December 31, 1996 and March 30, 1997 (Unaudited)                 F-28
    Statements of Operations for the Year Ended December 31, 1996 and for
        the Period from January 1, 1997 to March 30, 1997 (Unaudited)                     F-29
    Statements of Partners' Equity for the Year Ended December 31, 1996 and
        for the Period from January 1, 1997 to March 30, 1997 (Unaudited)                 F-30
    Statements of Cash Flows for the Year Ended December 31, 1996 and
        for the Period from January 1, 1997 to March 30, 1997 (Unaudited)                 F-31
    Notes to Financial Statements                                                         F-32

Holiday Inn Mission Valley Stadium Hotel
    Report of Independent Accountants                                                     F-35
    Statement of Assets and Liabilities as of May 31, 1997                                F-36
    Statement of Revenues and Expenses for the Period from June 12, 1996
        (Date of Acquisition) to May 31, 1997                                             F-37
    Statement of Members' Equity for the Period from June 12, 1996
        (Date of Acquisition) to May 31, 1997                                             F-38
    Statement of Cash Flows for the Period from June 12, 1996
        (Date of Acquisition) to May 31, 1997                                             F-39
    Notes to Financial Statements                                                         F-40

                                                                                          Page
                                                                                         ------
Kent Hospitality Partners, L.P.
    Report of Independent Public Accountants                                              F-42
    Balance Sheets as of October 31, 1996 and February 28, 1997 (Unaudited)               F-43
    Statements of Operations for the Year Ended October 31, 1996 and
        for the Period November 1, 1996 to February 28, 1997 (Unaudited)                  F-44
    Statements of Partners' Capital for the Year Ended October 31, 1996
        and for the Period November 1, 1996 to February 28, 1997 (Unaudited)              F-45
    Statements of Cash Flows for the Year Ended October 31, 1996 and
        for the Period November 1, 1996 to February 28, 1997 (Unaudited)                  F-46
    Notes to Financial Statements                                                         F-47

Kahler Realty Corporation and Subsidiaries
    Independent Auditors' Report                                                          F-51
    Consolidated Statements of Operations for the Period from
        January 1, 1996 to August 12, 1996 (Predecessor Period)
        and the Period from August 13, 1996 to December 29, 1996
        (Successor Period) and the Six Months Ended June 29, 1997 and
        June 30, 1996 (Unaudited)                                                         F-52
    Consolidated Balance Sheets as of December 29, 1996 and June 29,
        1997 (Unaudited)                                                                  F-53
    Consolidated Statements of Stockholders' Equity for the Period from
        January 1, 1996 to August 12, 1996 (Predecessor Period) and
        the Period from August 13, 1996 to December 29, 1996 (Successor
        Period) and the Six Months Ended June 30, 1997 (Unaudited)                        F-55
    Consolidated Statements of Cash Flows for the Period from January 1,
        1996 to August 12, 1996 (Predecessor Period) and the Period from
        August 13, 1996 to December 29, 1996 (Successor Period) and the
        Six Months Ended June 29, 1997                                                    F-56
    Notes to Consolidated Financial Statements                                            F-57
    Independent Auditor's Report                                                          F-69
    Consolidated Statements of Operations for the
        Years Ended December 31, 1995 and January 1, 1995                                 F-70
    Consolidated Balance Sheets as of December 31, 1995 and
        January 1, 1995                                                                   F-71
    Consolidated Statements of Stockholders' Equity for the Years Ended
        December 31, 1995 and January 1, 1995                                             F-73
    Consolidated Statements of Cash Flows for the Years Ended
        December 31, 1995 and January 1, 1995                                             F-74
    Notes to Consolidated Financial Statements                                            F-75

                         SUNSTONE HOTEL INVESTORS, INC.
                         SUNSTONE HOTEL PROPERTIES, INC.
     INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statement of financial position of Sunstone Hotel Investors, Inc. (the "Company") as of June 30,1997 is presented as if the acquisitions that occurred in 1997 (Ramada Hotel in Cypress, California, Holiday Inn Harbor View in San Diego, California, Hawthorn Suites Hotel in Kent, Washington, Holiday Inn Hotel in La Mirada, California, Fountain Suites Hotel in Sacramento, California, Ramada Plaza Hotel in Old Town, San Diego, California, Best Western Landmark Inn in Lynnwood, Washington, Best Western Crystal Suites Hotel in Anaheim, California and the Holiday Inn Mission Valley Stadium Hotel in the Mission Valley/Kearny Mesa area of California) ("Recent Acquisitions") and the proposed acquisition of Kahler Realty Corporation ("Kahler Acquisition") and related Offering all had occurred by June 30, 1997.

The Company's and Sunstone Hotel Properties, Inc.'s (the "Lessee") unaudited pro forma consolidated statements of operations for the six months ended June 30, 1997 and year ended December 31, 1996 are presented as if the Recent Acquisitions and the Kahler Acquisition and proposed Offering had occurred as of January 1, 1996 and carried forward through each period presented. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The unaudited pro forma consolidated financial information assumes that the proposed common stock Offering related to the Kahler Acquisition is limited to the remaining amount under the Company's existing shelf registration of approximately $70 million. The balance of the Kahler Acquisition purchase price is assumed to be financed under terms similar to the Company's existing line of credit. For pro forma purposes, the purchase price of the Kahler Acquisition has been based on, among other items, the financial statements of Kahler Realty Corporation as of June 30, 1997. The actual financing of the acquisition of Kahler Realty Corporation may differ from the assumptions used. The Company has not taken into consideration events subsequent to June 30, 1997.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the Company's or Lessee's financial position or results of operations would have been assuming consummation of the Recent Acquisitions and the Kahler Acquisition and proposed Offering on such date or at the beginning of the period indicated, nor do they purport to project the Company's or Lessee's financial position or results of operations at any future date or for any future period.

                         SUNSTONE HOTEL INVESTORS, INC.
             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                               As of June 30, 1997
                                   (Unaudited)

                                                                                Pro Forma Adjustments
                                                                         ----------------------------------
                                                                                                                 Pro Forma
                                                  Sunstone Hotel            Recent              Kahler         Sunstone Hotel
                                                 Investors, Inc.(A)      Acquisitions        Acquisition(D)    Investors, Inc.
                                                 ------------------      -------------       --------------    ---------------
ASSETS:
Investment in hotel properties, net                 $ 252,349,000        $  24,873,000(B)     $340,539,000       $617,761,000
Investment in joint venture                                    --                   --          11,168,000         11,168,000
Mortgage notes receivable                               2,850,000                   --             910,000          3,760,000
Cash                                                    1,189,000                   --                  --          1,189,000
Rent receivable - Lessee                                3,904,000                   --                  --          3,904,000
Prepaid expenses and other assets, net                  2,724,000                   --           1,858,000          4,582,000
                                                    -------------        -------------        ------------       ------------
                                                    $ 263,016,000        $  24,873,000        $354,475,000       $642,364,000
                                                    =============        =============        ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Revolving line of credit                            $  18,800,000        $  24,873,000(C)     $ 45,327,000(E)    $ 89,000,000
Mortgage notes payable                                 22,649,000                   --         170,742,000(F)     193,391,000
Accounts payable and other accrued expenses             2,235,000                   --           7,283,000          9,518,000
                                                    -------------        -------------        ------------       ------------
                                                       43,684,000           24,873,000         223,352,000        291,909,000

Minority interest                                      24,521,000                   --           7,623,000         32,144,000

Stockholders' equity:
    Common stock, $.01 par value,
        50,000,000 authorized,
        20,368,001 issued and outstanding                 203,000                   --              70,000(G)         273,000
    Preferred stock, $.01 par value,
    10,000,000 authorized, no shares                           --                   --              15,000(G)          15,000
    issued our outstanding
    Additional paid-in capital                        195,494,000                   --         123,415,000(G)     318,909,000
    Distributions in excess of earnings                  (886,000)                  --                  --           (886,000)
                                                    -------------        -------------        ------------       ------------
                                                      194,811,000                   --         123,500,000        318,311,000
                                                    -------------        -------------        ------------       ------------
                                                    $ 263,016,000        $  24,873,000        $354,475,000       $642,364,000
                                                    =============        =============        ============       ============

(A) Reflects the Company's historical consolidated balance sheet at June 30, 1997, which includes certain of the Recent Acquisitions which were acquired prior to June 30, 1997 at an aggregate purchase price of $81,100,000 (Ramada Hotel in Cypress, California, Holiday Inn Harbor View in San Diego, California, Hawthorn Suites Hotel in Kent, Washington, Holiday Inn Hotel in La Mirada, California, Fountain Suites Hotel in Sacramento, California and the Ramada Plaza Hotel in Old Town, San Diego, California).

(B) Reflects the aggregate purchase price for certain of the Recent Acquisitions which were acquired after June 30, 1997 (Best Western Landmark Inn in Lynnwood, Washington, Best Western Crystal Suites Hotel in Anaheim, California, Holiday Inn Mission Valley Stadium Hotel in the Mission Valley/Kearny Mesa area of California).

(C) Reflects cash paid for certain of the Recent Acquisitions which occurred subsequent to June 30, 1997, from draws on the Company's line of credit.

(D) Reflects the purchase of all of the outstanding stock in Kahler Realty Corporation ("Kahler") for $151,680,000 plus estimated closing costs of $9,500,000 and certain other amounts. The purchase price is comprised of $94,680,000 in cash and $32,000,000 in common stock and $25,000,000 in preferred stock to be issued to the seller and is subject to an earn out calculation which may increase the purchase price ultimately paid. The cash portion of the purchase price of this transaction may be financed with proceeds from the Company's line of credit and/or from the issuance of public or private debt or equity securities.

        The carrying value of the Kahler assets and liabilities have been adjusted to reflect management's estimates of fair value.

(E) Represents the following proposed transactions in connection with the proposed acquisition of Kahler:

           Cash portion of purchase price                        $ 94,680,000
           Payment of transaction costs                             9,500,000
           Repayment of Kahler assumed debt                         7,647,000
           Net proceeds from public offering of common stock      (66,500,000)
                                                                 ------------
                                                                 $ 45,327,000
                                                                 ============

(F) Represents the following proposed transactions in connection with the proposed acquisition of Kahler:

           Kahler assumed debt                                   $178,389,000
           Repayment of portion of Kahler assumed debt
             with line of credit proceeds                          (7,647,000)
                                                                 ------------
                                                                 $170,742,000
                                                                 ============

(G) Represents the following proposed transactions in connection with proposed acquisition of Kahler:

           Issuance of unregistered common stock                 $ 32,000,000
           Issuance of unregistered preferred stock                25,000,000
           Proceeds from public offering of common stock           70,000,000
           Expenses of public offering of common stock             (3,500,000)
                                                                 ------------
                                                                 $123,500,000
                                                                 ============

                         SUNSTONE HOTEL INVESTORS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)


                                                                           Pro Forma Adjustments(B)
                                                          ----------------------------------------------------------
                                       Sunstone Hotel        Recent            Kahler        Proposed
                                      Investors, Inc.(A)  Acquisitions      Acquisition      Offering        Other       Pro Forma
                                      ------------------  ------------     --------------   ----------     ---------    -----------
REVENUES:
  Lease revenue                          $15,347,000      $4,133,000(C)     $15,656,000(C)  $        --     $    --     $35,136,000
  Interest income                            321,000              --                 --              --          --         321,000
                                         -----------      ----------        -----------     -----------     -------     -----------
    Total revenues                        15,668,000       4,133,000         15,656,000              --          --      35,457,000
EXPENSES:
  Real estate related
       depreciation                        3,900,000       1,267,000(D)       4,327,000(D)           --          --       9,494,000
  Interest expense and
       amortization
       of financing costs                  1,557,000       2,261,000(E)      10,356,000(G)   (2,477,000)(I)      --      11,697,000
  Real estate and personal
       property taxes, ground
       leases and insurance                1,360,000         281,000(F)       2,275,000(F)           --          --       3,916,000
  General and administrative                 801,000              --            125,000(H)           --          --         926,000
                                         -----------      ----------        -----------     -----------     -------     -----------
    Total expenses                         7,618,000       3,809,000         17,083,000      (2,477,000)         --      26,033,000
                                         -----------      ----------        -----------     -----------     -------     -----------
Income (loss) before
     minority interest                     8,050,000         324,000         (1,427,000)      2,477,000          --       9,424,000
Minority interest                            953,000              --                 --              --     (29,000)(J)     924,000
                                         -----------      ----------        -----------     -----------    --------      ----------

NET INCOME (LOSS)                          7,097,000         324,000         (1,427,000)      2,477,000      29,000       8,500,000

Preferred dividend
  requirements                                    --              --           (988,000)             --          --        (988,000)
                                         -----------      ----------        -----------     -----------     -------     -----------
Income available to
  common shareholders                    $ 7,097,000      $  324,000        $(2,415,000)    $ 2,477,000     $29,000     $ 7,512,000
                                         ===========      ==========        ===========     ===========     =======     ===========
NET INCOME PER
  COMMON SHARE                           $      0.43                                                                    $      0.32
                                         ===========                                                                    ===========

Weighted average common
  shares outstanding                      16,505,000                                                                     23,455,929
                                         ===========                                                                    ===========

----------------
(A) Represents the Company's historical results of operations for the six months ended June 30, 1997.

(B) Represents adjustments to the Company's results of operations assuming the Recent Acquisitions and the Kahler Acquisition and Proposed Offering had occurred at the beginning of the period presented.

(C) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the provisions of the standard Percentage Leases to the historical revenue of the hotels acquired assuming January 1, 1997 was the start of the lease term.

(D) Represents depreciation on the hotels and other assets acquired. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 31.5 to 40 years for buildings and improvements and 5 to 7.5 years for furniture and equipment.

(E) Represents interest expense and amortization of financing costs which would have been incurred on the net borrowings under the line of credit which was used to purchase hotel properties and other assets.

(F) Represents real estate and personal property taxes, ground leases and insurance expense that would have been incurred by the Company based on historical amounts of property taxes and ground lease expense and estimated insurance premiums based upon the Company's existing insurance policies.

(G) Represents interest expense incurred on the net borrowings under the line of credit used to purchase Kahler and repay certain Kahler debt plus interest on assumed Kahler debt.

(H) Represents the incremental corporate expenses that will be incurred as a result of the Kahler acquisition.

(I) Represents the elimination of interest expense incurred on the portion of borrowings under the line of credit which are expected to be repaid with proceeds from the proposed offering.

(J) Calculated as a percentage of income before minority interest. The percentage is equal to the percentage of the Partnership owned by parties other than the Company (9.81%).

                         SUNSTONE HOTEL INVESTORS, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996
                                   (Unaudited)

                                                               Pro Forma Adjustments (B)
                                                -----------------------------------------------------------
                              Sunstone Hotel       Recent           Kahler           Proposed
                            Investors, Inc.(A)  Acquisitions      Acquisition        Offering       Other        Pro Forma
                            ------------------  ------------      ------------      -----------    --------     ------------
REVENUES:
Lease revenue                  $ 14,848,000     $ 13,497,000(C)   $ 28,016,000(C)   $        --    $     --     $ 56,361,000
Interest income                     236,000               --                --               --          --          236,000
                               ------------     ------------      ------------      -----------    --------     ------------
    Total revenues               15,084,000       13,497,000        28,016,000               --          --       56,597,000

EXPENSES:
Real estate related
     depreciation                 4,514,000        4,259,000(D)      8,655,000(D)            --          --       17,428,000
Interest expense and
     amortization
     of financing costs           1,558,000        7,861,000(E)     20,112,000(G)    (5,007,000)(I)      --       24,524,000
Real estate, personal
     property taxes, ground
     leases and insurance         1,273,000        1,001,000(F)      4,627,000(F)            --          --        6,901,000
General and administrative        1,015,000               --           250,000(H)            --          --        1,265,000
                               ------------     ------------      ------------      -----------    --------     ------------
     Total expenses               8,360,000       13,121,000        33,644,000       (5,007,000)         --       50,118,000
                               ------------     ------------      ------------      -----------    --------     ------------
Income (loss) before
     minority interest            6,724,000          376,000        (5,628,000)       5,007,000          --        6,479,000
Minority interest                 1,090,000               --                --               --    (337,000)(J)      753,000
                               ------------     ------------      ------------      -----------    --------     ------------

NET INCOME (LOSS)                 5,634,000          376,000        (5,628,000)       5,007,000     337,000        5,726,000

Preferred dividend
  requirements                           --               --        (1,975,000)              --          --       (1,975,000)
                               ------------     ------------      ------------      -----------    --------     ------------
Net income available to
  common stockholders          $  5,634,000     $    376,000      $ (7,603,000)     $ 5,007,000    $337,000     $  3,751,000
                               ============     ============      ============      ===========    ========     ============
NET INCOME PER
  COMMON SHARE                 $       0.71                                                                     $       0.25
                               ============                                                                     ============
Weighted average common
  shares outstanding              8,050,990                                                                       15,001,919
                               ============                                                                     ============

----------------
(A) Represents the Company's historical results of operations for the year ended December 31, 1996.

(B) Represents adjustments to the Company's results of operations assuming the Recent Acquisitions and the Kahler Acquisition and Proposed Offering had occurred at the beginning of the period presented.

(C) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the provisions of the standard Percentage Leases to the historical revenue of the hotels acquired assuming January 1, 1996 was the start of the lease term.

(D) Represents depreciation on the hotels and other assets acquired. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 31.5 to 40 years for buildings and improvements and 5 to 7.5 years for furniture and equipment.

(E) Represents interest expense and amortization of financing costs which would have been incurred on the net borrowings under the line of credit which was used to purchase hotel properties and other assets acquired.

(F) Represents real estate and personal property taxes, ground leases and insurance expense that would have been incurred by the Company based on historical amounts of property taxes and ground lease expense and estimated insurance premiums based upon the Company's existing insurance policies.

(G) Represents interest expense incurred on the net borrowings under the line of credit used to purchase Kahler and repay certain Kahler debt plus interest on assumed Kahler debt.

(H) Represents the incremental corporate expenses that will be incurred as a result of the Kahler acquisition.

(I) Represents the elimination of interest expense incurred on the portion of borrowings under the line of credit which are expected to be repaid with proceeds from the proposed offering.

(J) Calculated as a percentage of income before minority interest. The percentage is equal to the percentage of the Partnership owned by parties other than the Company (11.62%).

                        SUNSTONE HOTEL PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1997
                                  (Unaudited)


                                 Sunstone Hotel
                                   Properties,            Recent           Kahler             Pro Forma
                                    Inc. (A)         Acquisitions(A)   Acquisition(A)       Adjustments(B)         Pro Forma
                                 --------------      ---------------   --------------       --------------        ------------
REVENUES:
  Room                             $34,501,000        $ 8,192,000        $38,199,000        $          --         $ 80,892,000
  Food and beverage                  2,744,000            583,000         18,942,000                   --           22,269,000
  Other                              2,002,000            581,000          9,571,000                   --           12,154,000
                                   -----------        -----------        -----------        -------------         ------------
     Total revenues                 39,247,000          9,356,000         66,712,000                   --          115,315,000
                                   -----------        -----------        -----------        -------------         ------------

EXPENSES:
  Room                               7,735,000          2,061,000          9,036,000                   --           18,832,000
  Food and beverage                  2,296,000            473,000         14,361,000                   --           17,130,000
  Laundry and other                         --                 --          1,904,000                   --            1,904,000
  Amusement park tickets                    --            144,000                 --                   --              144,000
  Telephone                                 --             91,000                 --                   --               91,000
  General and
    administrative                   3,734,000            971,000                 --                   --            4,705,000
  Management fees                      759,000            152,000                 --             1,036,000(C)        1,947,000
  Franchise costs                    2,557,000             50,000                 --                   --            2,607,000
  Advertising and
    promotion                        2,300,000            745,000                 --                   --            3,045,000
  Utilities                          1,792,000            394,000                 --                   --            2,186,000
  Repairs and maintenance            1,374,000            503,000                 --                   --            1,877,000
  Other operating                      988,000             85,000         19,762,000                   --           20,835,000
  Corporate expenses                        --                 --          1,475,000           (1,475,000)(D)               --
  Non-recurring expenses
    and other                               --                 --          2,102,000           (2,102,000)(E)               --
  Property taxes, ground
    lease payments and
    insurance                               --            217,000          2,517,000           (2,734,000)(F)               --
  Rent expense                      15,347,000                 --                 --           19,789,000 (G)       35,136,000
  Depreciation                              --            537,000          5,277,000           (5,814,000)(H)               --
  Interest                                  --          1,184,000          8,420,000           (9,604,000)(I)               --
                                   -----------        -----------        -----------        -------------         ------------
     Total expenses                 38,882,000          7,607,000         64,854,000             (904,000)         110,439,000
                                   -----------        -----------        -----------        -------------         ------------
Net income                         $   365,000        $ 1,749,000        $ 1,858,000        $     904,000         $  4,876,000
                                   ===========        ===========        ===========        =============         ============

-------------
(A) Represents the historical results of operations of Sunstone Hotel Properties, Inc. (the "Lessee"), the Recent Acquisitions and Kahler for the six months ended June 30, 1997.

(B) Represents adjustments to the Lessee's combined historical results of operations to reflect amounts which would not have been incurred by the Lessee assuming the Recent Acquisitions and the Kahler Acquisition had been leased to the Lessee at the beginning of the period presented.

(C) Represents the adjustment to reflect management fees of 2% of total revenues from the Recent Acquisitions and 1-1/2% of total revenues from the Kahler Acquisition.

(D) Represents the elimination of corporate expenses which would be a cost of the Company.

(E) Represents the elimination of non-recurring and other expenses which would not be incurred by the Lessee.

(F) Represents the elimination of property taxes, ground lease payments and insurance which would have been incurred by the Company.

(G) Represents rent expense calculated on a pro forma basis by applying the rent provisions of the standard Percentage Leases to the historical revenues of the Recent Acquisitions and the Kahler Acquisition.

(H) Represents the elimination of depreciation expense which would be incurred by the Company.

(I) Represents the elimination of interest expense which would be a cost incurred by the Company.

                         SUNSTONE HOTEL PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996
                                   (Unaudited)


                            Sunstone Hotel
                             Properties,            Recent              Kahler             Pro Forma
                                Inc.(A)         Acquisitions(A)     Acquisition(A)       Adjustments(B)           Pro Forma
                            -------------       ---------------     --------------       --------------         -------------
REVENUES:
  Room                      $  34,085,000       $  29,499,000       $  69,770,000        $          --          $ 133,354,000
  Food and beverage             2,576,000           2,728,000          35,358,000                   --             40,662,000
  Laundry                              --                  --           7,103,000                   --              7,103,000
  Other                         1,932,000           2,539,000          12,423,000                   --             16,894,000
                            -------------       -------------       -------------        -------------          -------------
     Total revenues            38,593,000          34,766,000         124,654,000                   --            198,013,000
                            -------------       -------------       -------------        -------------          -------------

EXPENSES:
  Room                          9,041,000           7,896,000          17,010,000                   --             33,947,000
  Food and beverage             2,436,000           2,602,000          27,365,000                   --             32,403,000
  Laundry and other                    --                  --           5,163,000                   --              5,163,000
  Amusement park tickets               --             687,000                  --                   --                687,000
  Telephone                            --             401,000                  --                   --                401,000
  General and
    administrative              4,098,000           3,438,000                  --                   --              7,536,000
  Management fees                 983,000           1,089,000                  --            1,476,000 (C)          3,548,000
  Franchise costs               1,326,000             225,000                  --                   --              1,551,000
  Advertising and
    promotion                   3,895,000           3,233,000                  --                   --              7,128,000
  Utilities                     2,034,000           1,640,000                  --                   --              3,674,000
  Repairs and maintenance       1,829,000           1,984,000                  --                   --              3,813,000
  Other operating               1,265,000             248,000          37,572,000                   --             39,085,000
  Corporate expenses                   --                  --           4,192,000           (4,192,000)(D)                 --
  Non-recurring expenses
   and other                           --                  --           3,465,000           (3,465,000)(E)                 --
  Property taxes, ground
    lease payments and
    insurance                          --             955,000           5,418,000           (6,373,000)(F)                 --
  Rent expense                 14,848,000                  --                  --           41,513,000 (G)         56,361,000
  Land and equipment
    leases                             --             357,000                  --                   --                357,000
  Depreciation                         --           2,183,000           9,113,000          (11,296,000)(H)                 --
  Interest                             --           3,302,000          13,958,000          (17,260,000)(I)                 --
                            -------------       -------------       -------------        -------------          -------------
    Total expenses             41,755,000          30,240,000         123,256,000              403,000            195,654,000
                            -------------       -------------       -------------        -------------          -------------
Net income (loss)           $  (3,162,000)      $   4,526,000       $   1,398,000        $    (403,000)         $   2,359,000
                            =============       =============       =============        =============          =============

--------------

(A) Represents the historical results of operations of Sunstone Hotel Properties, Inc. (the "Lessee"), the Recent Acquisitions and Kahler for the year ended December 31, 1996.

(B) Represents adjustments to the Lessee's combined historical results of operations to reflect amounts which would not have been incurred by the Lessee assuming the Recent Acquisitions and the Kahler Acquisition had been leased to the Lessee at the beginning of the period presented.

(C) Represents the adjustment to reflect management fees of 2% of total revenues from the Recent Acquisitions and 1-1/2% of total revenues from the Kahler Acquisition.

(D) Represents the elimination of corporate expenses which would be a cost of the Company.

(E) Represents the elimination of non-recurring and other expenses which would not be incurred by the Lessee.

(F) Represents the elimination of property taxes, ground lease payments and insurance which would be a cost incurred by the Company.

(G) Represents rent expense calculated on a pro forma basis by applying the rent provisions of the standard Percentage Leases to the historical revenues of the Recent Acquisitions and the Kahler Acquisition.

(H) Represents the elimination of depreciation expense which would be incurred by the Company.

(I) Represents the elimination of interest expense which would be a cost incurred by the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of Sunstone Hotel Investors, Inc.:

We have audited the accompanying balance sheet of Markland Hotel, Inc. as of May 31, 1997 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Markland Hotel, Inc. as of May 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.







San Francisco, California
July 17, 1997

                              MARKLAND HOTEL, INC.

                                  BALANCE SHEET

                                  MAY 31, 1997

                              --------------------






                              ASSETS

Real estate assets, at cost:
      Building and improvements                                        $2,563,884
      Land                                                                760,711
      Furniture, fixtures and equipment                                   511,285
                                                                       ----------
                                                                        3,835,880
      Accumulated depreciation                                           (537,679)
                                                                       ----------
          Net real estate assets                                        3,298,201

Cash and cash equivalents                                                 167,711
Other assets, net of accumulated amortization of $21,850                   49,737
                                                                       ----------
          Total assets                                                 $3,515,649
                                                                       ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage payable                                                       $1,903,649
Other liabilities                                                         108,982
                                                                       ----------
                                                                        2,012,631

Stockholders' equity                                                    1,503,018
                                                                       ----------
                                                                       $3,515,649
                                                                       ==========



   The accompanying notes are an integral part of these financial statements.

                              MARKLAND HOTEL, INC.

                             STATEMENT OF OPERATIONS

                         FOR THE YEAR ENDED MAY 31, 1997

                              --------------------





Revenue:
   Rooms                                           $  1,629,670
   Other                                                121,077
                                                   ------------
       Total revenue                                  1,750,747
                                                   ------------

Cost and operating expenses:
   Room                                                 375,304
   Administrative and general                           158,441
   Marketing                                            101,078
   Utilities                                             61,997
   Property taxes                                        38,730
   Maintenance and repairs                               82,210
   Management fees                                       52,600
   Other operating expenses                              71,471
   Depreciation and amortization                        170,512
   Interest expense                                     195,065
                                                   ------------

       Total costs and operating expenses             1,307,408
                                                   ------------

            Net income                             $    443,339
                                                   ============





   The accompanying notes are an integral part of these financial statements.

                              MARKLAND HOTEL, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                         FOR THE YEAR ENDED MAY 31, 1997

                              --------------------



Balance, June 1, 1996                                   $  1,324,816

Dividends                                                   (265,137)

Net income                                                   443,339
                                                        ------------

Balance, May 31, 1997                                   $  1,503,018
                                                        ============





   The accompanying notes are an integral part of these financial statements.

                              MARKLAND HOTEL, INC.

                            STATEMENT OF CASH FLOWS

                         FOR THE YEAR ENDED MAY 31, 1997

                              --------------------


Cash from operating activities:
      Net income                                                                                 $ 443,339
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                             170,512
         Decrease in other assets                                                                    7,240
         Decrease in other liabilities                                                             (65,353)
                                                                                                 ---------

            Net cash provided by operating activities                                              555,738
                                                                                                 ---------

Cash used from investing activities:
      Purchase of building improvements and furniture and equipment                               (159,730)
                                                                                                 ---------

Cash used in financing activities:
      Principal payments on mortgage payable                                                       (36,540)
      Dividends                                                                                   (265,137)
                                                                                                 ---------

            Net cash used in financing activities                                                 (301,677)
                                                                                                 ---------

Net increase in cash and cash equivalents                                                           94,331

Cash and cash equivalents, beginning of year                                                        73,380
                                                                                                 ---------

Cash and cash equivalents, end of year                                                           $ 167,711
                                                                                                 =========

Interest paid                                                                                    $ 195,065
                                                                                                 =========




   The accompanying notes are an integral part of these financial statements.

                              MARKLAND HOTEL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                              --------------------


1.    ORGANIZATION AND BASIS OF PRESENTATION:

         ORGANIZATION:

         The Markland Hotel, Inc. (the Company) is a corporation organized under the laws of the State of Washington to acquire and own a hotel located in Lynnwood, Washington.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         CASH AND CASH EQUIVALENTS:

         For purposes of reporting cash flows, all highly liquid debt instruments with maturities of three months or less on the date of acquisition are considered to be cash equivalents. All of the Company's cash is deposited with one major banking institution.

         PROPERTY AND EQUIPMENT:

         Property and equipment are recorded at cost. All property and building improvements are depreciated using the straight-line method over 39 years. All furniture and fixtures are depreciated using the double-declining balance method over 5 years.

         Maintenance and repairs are charged to operations as incurred and major renewals and betterments are capitalized.

         AMORTIZATION:

         Deferred loan costs are amortized over the life of the mortgage loan. Organizational costs are amortized on the straight-line method over 5 years.

         PROVISION FOR INCOME TAXES:

         The Company, with the consent of its shareholders, has elected to have its income taxed as an S-Corporation which provides that in lieu of corporate income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes is reflected in these financial statements.

         REVENUE RECOGNITION:

         Revenue is recognized as earned. Earned is generally defined as the date upon which a guest occupies a room or utilizes the Hotel's services. Ongoing credit evaluations are performed and potential credit losses are expensed at the time the accounts receivable is estimated to be uncollectible. Historically, credit losses have not been material to the Hotel's results of operations.


                                   Continued

                              MARKLAND HOTEL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                              --------------------



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         MANAGEMENT ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may, in some instances, differ from previously estimated amounts.


3.    MORTGAGE PAYABLE:

      The mortgage payable to a bank dated June 21, 1994 bears interest at fixed rate of 10%. Interest and principal are payable in equal monthly installments of $ 19,300 until maturity on July 1, 2001, at which time the remaining balance is payable. The mortgage payment is collateralized by all Hotel property.

      Principal payments required in future years are as follows:




             Fiscal Year
             Ending May 31,
             --------------
                  1998                     $     44,249
                  1999                           48,882
                  2000                           54,001
                  2001                           59,656
                  2002                        1,696,861
                                           ------------
                                           $  1,903,649
                                           ============



4.    RELATED PARTY TRANSACTIONS:

      For the year ended May 31, 1997, the Company paid $52,600 to a shareholder for management services.


5.    SUBSEQUENT EVENT:

      On July 17, 1997, the Hotel was sold to Sunstone Hotel Investors, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of Sunstone Hotel Investors, Inc.:

We have audited the accompanying balance sheet of TSB Crystal Partnership (the "Partnership") as of December 31, 1996, and the related statements of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TSB Crystal Partnership as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.






San Francisco, California
August 7, 1997

                             TSB CRYSTAL PARTNERSHIP

                                 BALANCE SHEETS

                      DECEMBER 31, 1996 AND MARCH 31, 1997

                             -----------------------




                                                                        DECEMBER 31,             MARCH 31,
                            ASSETS                                         1996                    1997
                                                                      ---------------         --------------
                                                                                                (unaudited)
Investments in hotel property, at cost:
      Land                                                            $       700,000         $      700,000
      Building and improvements                                             3,742,682              3,709,724
      Furniture and equipment                                               3,165,257              3,386,936
      Accumulated depreciation                                             (3,085,468)            (3,237,144)
                                                                      ---------------         --------------

          Net investment in hotel property                                  4,522,471              4,559,516

Cash                                                                           48,081                 77,175
Restricted cash                                                                59,056                 13,336
Accounts receivable                                                            99,734                 74,475
Inventories and prepaid expenses                                               83,342                 58,500
Other assets, net of accumulated amortization of $415,086 and
      $433,151 (unaudited), respectively
                                                                               50,674                 32,609
                                                                      ---------------         --------------

          Total assets                                                $     4,863,358         $    4,815,611
                                                                      ===============         ==============


               LIABILITIES AND PARTNERS' CAPITAL

Accounts payable, trade and accrued expenses                          $       135,059         $      139,263
Notes payable                                                               6,123,055              6,042,049
                                                                      ---------------         --------------

          Total liabilities                                                 6,258,114              6,181,312

Partners' capital                                                          (1,394,756)            (1,365,701)
                                                                      ---------------         --------------

          Total liabilities and partners' capital                     $     4,863,358         $    4,815,611
                                                                      ===============         ==============




   The accompanying notes are an integral part of these financial statements.

                             TSB CRYSTAL PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                  FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE
                       THREE MONTHS ENDED MARCH 31, 1997

                             -----------------------



                                                      For the Year        For the Three
                                                         Ended             Months Ended
                                                   December 31, 1996      March 31, 1997
                                                   -----------------      --------------
                                                                           (unaudited)
Revenues:
      Rooms                                            $3,388,894           $724,531
      Telephone and other                                 135,143             32,023
      Amusement park tickets                              732,810             93,071
                                                       ----------           --------
                           Total revenue                4,256,847            849,625
                                                       ----------           --------

Expenses:
      Rooms                                               901,686            182,629
      Telephone                                            99,273              8,657
      Amusement park tickets                              686,743             72,096
      General and administrative                          163,632             45,919
      Utilities and other operating costs                 184,100             45,929
      Repairs and maintenance                             182,968             42,645
      Management fees                                     127,059             22,402
      Real estate taxes                                    46,194             11,549
      Advertising and promotion                           364,763             55,958
      Interest expense                                    695,390            163,045
      Depreciation and amortization                       678,965            169,741
                                                       ----------           --------

                           Total expenses               4,130,773            820,570
                                                       ----------           --------

                                    Net income         $  126,074           $ 29,055
                                                       ==========           ========




   The accompanying notes are an integral part of these financial statements.

                             TSB CRYSTAL PARTNERSHIP

                        STATEMENTS OF PARTNERS' CAPITAL

                  FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE
                       THREE MONTHS ENDED MARCH 31, 1997

                             -----------------------






Balance, January  1, 1996                   $(1,070,830)

Net income                                      126,074

Distributions                                  (450,000)
                                            -----------

Balance, December  31, 1996                  (1,394,756)

Net income (unaudited)                           29,055
                                            -----------

Balance, March 31, 1997 (unaudited)         $(1,365,701)
                                            ===========





   The accompanying notes are an integral part of these financial statements.

                             TSB CRYSTAL PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                  FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE
                       THREE MONTHS ENDED MARCH 31, 1997

                             -----------------------




                                                                      For the Year        For the Three
                                                                         Ended             Months Ended
                                                                   December 31, 1996      March 31, 1997
                                                                   -----------------      --------------
                                                                                            (unaudited)
Cash flows from operating activities:
      Net income                                                        $  126,074         $    29,055
      Adjustments to reconcile net income to net cash provided by operating activities:
               Depreciation and amortization                               678,965             169,741
               Changes in assets and liabilities:
                  Accounts receivable                                       50,124              25,259
                  Inventories and prepaid expenses and other assets         39,849              24,842
                  Accounts payable and accrued expenses                    (34,775)              4,204
                  Restricted cash                                           (8,408)             45,720
                                                                        ----------         -----------
                     Net cash provided by operating activities             851,829             298,821

Cash flows from investing activities:
      Improvements and additions to hotel property                        (127,595)           (188,721)
                                                                        ----------         -----------
                     Net cash used in investing activities                (127,595)           (188,721)

Cash flows from financing activities:
      Principal payments on notes payable                                 (306,659)            (81,006)
      Distributions to partners                                           (450,000)                 --
                                                                        ----------         -----------

                     Net cash used in financing activities                (756,659)            (81,006)

                     Net change in cash                                    (32,425)             29,094

Cash, beginning of period                                                   80,506              48,081
                                                                        ----------         -----------

Cash, end of period                                                     $   48,081         $    77,175
                                                                        ==========         ===========

Interest paid                                                           $  694,228         $   163,045
                                                                        ==========         ===========






   The accompanying notes are an integral part of these financial statements.

                             TSB CRYSTAL PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                             -----------------------


1.    ORGANIZATION AND BASIS OF PRESENTATION:

         ORGANIZATION:

         TSB Crystal Partnership (the "Partnership") was formed for the purpose of owning, operating and holding for investment and ultimate resale the Best Western Crystal Suites (the "Hotel"), a 130-suite, full service Hotel in Anaheim, California.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         UNAUDITED INTERIM FINANCIAL STATEMENTS:

         The accompanying unaudited financial statements for the three-month period ended March 31, 1997 and as of March 31, 1997, have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim periods presented have been reflected.

         RESTRICTED CASH:

         Restricted cash balances at December 31, 1996 and March 31, 1997 are required under certain debt agreements to secure the payment of certain replacements and capital improvements.

         INVENTORIES:

         Inventories consist of guest supplies and are stated at cost, which approximates market.

         INVESTMENT IN HOTEL PROPERTY:

         Investment in hotel property is stated at cost. Depreciation is computed using the straight-line method based upon useful lives ranging from 5 to 32 years.

         Maintenance and repairs are charged to operations as incurred and major renewals and betterments are capitalized.

         OTHER ASSETS:

         Other assets consist primarily of deferred loan costs which are recorded at cost and amortized over the lives of the related loans.



                                   Continued

                             TSB CRYSTAL PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                             -----------------------



2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

         INCOME TAXES:

         No provision has been made in the accompanying financial statements for federal or state income taxes as the taxable income or loss of the Partnership is included in the owners' federal and state income tax returns. The Partnership's tax returns and the amount of allocable income or loss are subject to examination by the federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

         REVENUE RECOGNITION:

         Revenue is recognized as earned. Earned is generally defined as the date upon which a guest occupies a room and utilizes the Hotel's services. Ongoing credit evaluations are performed and potential credit losses are expensed at the time the accounts receivable are estimated to be uncollectible. Historically, credit losses have not been material to the Hotel's results of operations.

         The Hotel purchases tickets to a local amusement park for the ultimate resale to hotel guests. Revenue from the ticket sales is recognized upon the sale of tickets.

         MANAGEMENT ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may, in some instances, differ from previously estimated amounts.






                                   Continued

                             TSB CRYSTAL PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                             -----------------------



3.    NOTES PAYABLE:

      At December 31, 1996, notes payable consist of the following:



          Mortgage note payable, monthly payments of principal and interest at prime plus 2.50% until maturity on September 29, 1997,
                collateralized by the Hotel and guaranteed by the partners                       $4,778,633

          Mortgage note payable, monthly payments of principal and interest at
                10.51% until maturity on September 29, 1997, collateralized by
                the Hotel and guaranteed by the partners                                          1,344,422
                                                                                                 ----------

                                                                                                 $6,123,055
                                                                                                 ==========

      At December 31, 1996, the Partnership was not in compliance with a covenant requiring a minimum debt service coverage ratio of 1.35. The notes payable were subsequently repaid (Note 5).


4.    RELATED PARTIES:

      In 1996, the Partnership incurred management fees of $127,059, payable to a partner. At December 31, 1996, the Partnership had management fees payable of $26,706, included in accrued expenses.


5.    SUBSEQUENT EVENT:

      On August 7, 1997, the Partnership sold the Hotel to Sunstone Hotel Investors, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of Sunstone Hotel Investors, Inc.:

We have audited the accompanying balance sheet of the Gateway Center Group (the "Partnership") as of December 31, 1996, and the related statements of operations, partners' equity, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Gateway Center Group as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.





San Francisco, California
July 18, 1997

                              GATEWAY CENTER GROUP

                                 BALANCE SHEETS

                      DECEMBER 31, 1996 AND MARCH 30, 1997

                              --------------------




                                                                                        December 31,             March 30,
                                                                                           1996                    1997
                                                                                     ---------------        ------------------
                                   ASSETS                                                                       (unaudited)
Investment in hotel property, at cost:
      Land                                                                           $    1,042,886         $      1,042,886
      Building and improvements                                                          12,569,249               12,583,161
      Furniture and equipment                                                             4,462,308                4,477,826
      Accumulated depreciation                                                          (13,300,401)             (13,346,465)
                                                                                     --------------         ----------------
                            Net investment in hotel property                              4,774,042                4,757,408

Cash                                                                                        227,532                  482,364
Accounts receivable                                                                         217,959                  159,860
Prepaid expense and other assets, net of accumulated amortization of
      $1,730,541 and $1,732,736 (unaudited), respectively
                                                                                            125,079                  120,284
                                                                                     --------------         ----------------
                           Total assets                                              $    5,344,612         $      5,519,916
                                                                                     ==============         ================

                      LIABILITIES AND PARTNERS' EQUITY

Accounts payable and accrued expenses                                                $    1,420,487         $      1,603,894
Note payable - third party                                                                5,725,000                5,625,000
Note payable - related party                                                              3,112,590                3,112,590
                                                                                     --------------         ----------------

                           Total liabilities                                             10,258,077               10,341,484
                                                                                     --------------         ----------------

Partners' equity (deficit)                                                               (4,913,465)              (4,821,568)
                                                                                     --------------         ----------------

                          Total liabilities and partners' equity                     $    5,344,612         $      5,519,916
                                                                                     ==============         ================





   The accompanying notes are an integral part of these financial statements.

                              GATEWAY CENTER GROUP

                            STATEMENTS OF OPERATIONS

                FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE
                 PERIOD FROM JANUARY 1, 1997 TO MARCH 30, 1997

                              --------------------

                                                          For the Year        For the Period from
                                                             Ended            January 1, 1997 to
                                                       December 31, 1996        March 30, 1997
                                                       -----------------      -------------------
                                                                                  (unaudited)

Revenue:
      Rooms                                                $   3,764,444            $ 1,041,057
      Telephone and other                                        342,347                 91,711
                                                           -------------            -----------
                           Total revenue                       4,106,791              1,132,768

Expenses:
      Rooms                                                      912,985                242,457
      General and administrative                                 401,700                182,831
      Utilities and other operating costs                        365,870                 86,628
      Repairs and maintenance                                    263,219                 64,890
      Management fees                                            150,611                 42,001
      Advertising and promotion                                  492,662                148,508
      Property taxes                                              90,293                 33,026
      Interest expense                                           787,657                192,271
      Depreciation and amortization                              184,221                 48,259
                                                           -------------            -----------
                           Total expenses                      3,649,218              1,040,871
                                                           -------------            -----------
                               Net income                  $     457,573            $    91,897
                                                           =============            ===========




   The accompanying notes are an integral part of these financial statements.

                              GATEWAY CENTER GROUP

                         STATEMENTS OF PARTNERS' EQUITY

                FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE
                 PERIOD FROM JANUARY 1, 1997 TO MARCH 30, 1997

                              --------------------




Deficit, January 1, 1995                                      $  (5,371,038)

Net income                                                          457,573
                                                              -------------

Deficit, December 31, 1996                                       (4,913,465)

Net income (unaudited)                                               91,897
                                                              -------------

Deficit, March 30, 1997 (unaudited)                           $  (4,821,568)
                                                              =============







   The accompanying notes are an integral part of these financial statements.

                              GATEWAY CENTER GROUP

                            STATEMENTS OF CASH FLOWS

                FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE
                 PERIOD FROM JANUARY 1, 1997 TO MARCH 30, 1997

                              --------------------




                                                                     For the Year        For the Period from
                                                                        Ended            January 1, 1997 to
                                                                  December 31, 1996        March 30, 1997
                                                                  -----------------      -------------------
                                                                                            (unaudited)


Cash flows from operating activities:
      Net income                                                       $    457,573         $     91,897
      Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                      184,221               48,259
         Bad debt expense                                                    25,262                   --
         Changes in assets and liabilities:
                 Accounts receivable                                       (166,484)              58,099
                 Prepaid expenses and other assets                          (74,577)               2,600
                 Accounts payable and accrued expenses                      148,411              183,407
                                                                       ------------         ------------
                    Net cash provided by operating activities               574,406              384,262
                                                                       ------------         ------------

Cash flows from investing activities:
      Acquisition, improvements and additions to hotel properties        (1,211,849)             (29,430)
                                                                       ------------         ------------

                    Net used in investing activities                     (1,211,849)             (29,430)
                                                                       ------------         ------------

Cash flows from financing activities:
      Principal payments on notes payable                                (5,375,000)            (100,000)
      Proceeds from notes payable                                         5,700,000                   --
                                                                       ------------         ------------

                    Net cash (used in) provided by financing activities     325,000             (100,000)

Net change in cash                                                         (312,443)             254,832

Cash, beginning of period                                                   539,975              227,532
                                                                       ------------         ------------

Cash, end of period                                                    $    227,532         $    482,364
                                                                       ============         ============

Interest paid                                                          $    763,520         $    192,271
                                                                       ============         ============



   The accompanying notes are an integral part of these financial statements.

                              GATEWAY CENTER GROUP

                          NOTES TO FINANCIAL STATEMENTS

                              --------------------


1.    ORGANIZATION AND BASIS OF PRESENTATION:

         ORGANIZATION:

         The Gateway Center Group (the "Partnership") was formed for the purpose of owning and operating The Holiday Inn - La Mirada, a 290-room, full service Hotel in La Mirada, California (the "Hotel").


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         UNAUDITED INTERIM FINANCIAL STATEMENTS:

         The accompanying unaudited financial statements for the three month period ended March 31, 1997 and as of March 31, 1997, have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim periods presented have been reflected.

         INVESTMENT IN HOTEL PROPERTY:

         Investment in hotel property is stated at cost. Depreciation is computed using the straight-line method based upon useful lives ranging from five to forty years.

         Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in operations.

         OTHER ASSETS:

         Other assets consist primarily of deferred loan costs which are recorded at cost and amortized over the life of the loan.

         INCOME TAXES:

         No provision has been made in the accompanying financial statements for federal or state income taxes as the taxable income or loss of the Partnership is included in the owners' federal and state income tax returns. The Partnership's tax returns and the amount of allocable income or loss are subject to examination by the federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.


                                   Continued

                              GATEWAY CENTER GROUP

                          NOTES TO FINANCIAL STATEMENTS

                              --------------------


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

         REVENUE RECOGNITION:

         Revenue is recognized as earned. Earned is generally defined as the date upon which a guest occupies a room and utilizes the Hotel's services. Ongoing credit evaluations are performed and potential credit losses are expensed at the time the accounts receivable are estimated to be uncollectible. Historically, credit losses have not been material to the Hotel's results of operations.

         MANAGEMENT ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may, in some instances, differ from previously estimated amounts.


3.    NOTE PAYABLE - THIRD PARTY:

      The mortgage note payable to Comerica Bank-California bears monthly payments of interest only at 7.88% until maturity on February 1, 2001 and is collateralized by the Hotel. The mortgage note payment was repaid subsequent to December 31, 1996 (Note 6).


4.    NOTE PAYABLE - RELATED PARTY:

      The note payable-related party is payable to Lewis Wolff, a partner. The note bears interest at 15% until maturity on March 31, 2000 and is collateralized by the Hotel. The note was repaid subsequent to December 31, 1996 (Note 6).




                                   Continued

                              GATEWAY CENTER GROUP

                          NOTES TO FINANCIAL STATEMENTS

                              --------------------


5.    RELATED PARTIES:

      For the year ended December 31, 1996 and the period from January 1, 1997 to March 30, 1997, the Partnership accrued management fees of $150,611 and $42,001 (unaudited), respectively, payable to an affiliate of a partner.

      In addition, as of December 31, 1996 and March 30, 1997 accounts payable and accrued expenses includes $876,877 and $884,862 (unaudited), respectively, payable to an affiliate of a partner.


6.    SUBSEQUENT EVENT:

      On March 31, 1997, the Partnership sold the Hotel to Sunstone Hotel Investors, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of Sunstone Hotel Investors, Inc.:

We have audited the accompanying statement of assets and liabilities of the Holiday Inn Mission Valley Stadium Hotel (the "Hotel") as of May 31, 1997, and the related statements of revenue and expenses, members' equity, and cash flows for the period June 12, 1996 (date of acquisition) to May 31, 1997. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of the Holiday Inn Mission Valley Stadium Hotel as of May 31, 1997, and its revenues and expenses and its cash flows for the period June 12, 1996 (date of acquisition) to May 31, 1997, in conformity with generally accepted accounting principles.




San Francisco, California
August 7, 1997

                    HOLIDAY INN MISSION VALLEY STADIUM HOTEL

                       STATEMENT OF ASSETS AND LIABILITIES
                                  MAY 31, 1997

                              --------------------





                                     ASSETS


Investment in hotel property, at cost:
Land                                                           $   847,072
Building and improvements                                        5,163,663
Furniture and equipment                                            546,565
Accumulated depreciation                                          (254,961)
                                                               -----------
               Net investment in hotel property                  6,302,339

Cash                                                                60,066
Accounts receivable                                                173,714
Inventories                                                         14,141
Other assets, net of accumulated amortization of $106,628           37,213
                                                               -----------
               Total assets                                    $ 6,587,473
                                                               ===========

                         LIABILITIES AND MEMBERS' EQUITY

Accounts payable and other accrued expenses                    $   273,680
Note payable                                                     3,780,000
                                                               -----------
               Total liabilities                                 4,053,680

Members' equity                                                  2,533,793
                                                               -----------
               Total liabilities and members' equity           $ 6,587,473
                                                               ===========




   The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN MISSION VALLEY STADIUM HOTEL

                       STATEMENT OF REVENUES AND EXPENSES

             FOR THE PERIOD FROM JUNE 12, 1996 (DATE OF ACQUISITION)
                                 TO MAY 31, 1997

                              --------------------





Revenues:
  Rooms                                            $2,982,950
  Restaurant                                          415,928
  Telephone and other                                 262,052
                                                   ----------
      Total revenue                                 3,660,930
                                                   ----------
Expenses:
  Rooms                                               681,720
  Restaurant                                          361,895
  General and administrative                          300,803
  Utilities and other operating costs                 317,840
  Repairs and maintenance                             172,286
  Management fees                                     325,000
  Advertising and promotion                           497,400
  Property taxes                                       39,176
  Interest expense                                    417,648
  Depreciation and amortization                       361,589
                                                   ----------
          Total expenses                            3,475,357
                                                   ----------
            Net income                             $  185,573
                                                   ==========





   The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN MISSION VALLEY STADIUM HOTEL
                          STATEMENT OF MEMBERS' EQUITY

             FOR THE PERIOD FROM JUNE 12, 1996 (DATE OF ACQUISITION)
                                 TO MAY 31, 1997

                              --------------------




      Balance, June 12, 1996                        --

      Contributions                        $ 2,348,220

      Net income                               185,573
                                           -----------
      Balance, May 31, 1997                $ 2,533,793
                                           ===========






   The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN MISSION VALLEY STADIUM HOTEL
                             STATEMENT OF CASH FLOWS

             FOR THE PERIOD FROM JUNE 12, 1996 (DATE OF ACQUISITION)
                                 TO MAY 31, 1997

                              --------------------



Cash flows from operating activities:
      Net income                                                      $    185,573
      Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation and amortization                                      361,589
        Changes in assets and liabilities:
            Accounts receivable                                           (173,714)
            Inventories                                                    (14,141)
            Other assets                                                   (24,341)
            Accounts payable and accrued expenses                          189,190
                                                                      ------------
                  Net cash provided by operating activities                524,156

Cash flows from investing activities:

       Acquisition, improvements and additions to hotel property        (2,657,300)
                                                                      ------------
                  Net cash used in investing activities                 (2,657,300)

Cash flows from financing activities:
  Contributions from members                                             2,348,220
  Principal payments on notes payable                                     (120,000)
  Capital lease                                                             86,404
  Payments on capital lease obligation                                      (1,914)
  Payment of loan costs                                                   (119,500)
                                                                      ------------
                 Net cash provided by financing activities               2,193,210

                 Net change in cash                                         60,066

Cash, beginning of period                                                       --
                                                                      ------------
Cash, end of period                                                   $     60,066
                                                                      ============

Interest paid                                                         $    417,648
                                                                      ============


   The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN MISSION VALLEY STADIUM HOTEL
                          NOTES TO FINANCIAL STATEMENTS

                              --------------------


1.    ORGANIZATION AND BASIS OF PRESENTATION:

         ORGANIZATION:

         The Holiday Inn Mission Valley Stadium Hotel is a 176-room, full service hotel in San Diego, California ("the Hotel"). The Hotel is owned by Shivani, LLC (the "Company"), which also owns several other hotel properties. These financial statements include only the related assets and liabilities, revenues and expenses, and cash flows of the Hotel.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         INVESTMENT IN HOTEL PROPERTY:

         Investment in hotel property is stated at cost. Depreciation is computed using the straight-line method based upon the following useful lives:


                                                                           YEARS
                                                                           -----
         Building and improvements                                           39
         Furniture, fixtures and equipment                                    5

         Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in operations.

         OTHER ASSETS:

         Other assets consist primarily of deferred loan costs which are recorded at cost and amortized over the life of the loan.

         INCOME TAXES:

         No provision has been made in the accompanying financial statements for federal or state income taxes as the taxable income or loss of the Company is included in the owners' federal and state income tax returns. The Company's tax returns and the amount of allocable income or loss are subject to examination by the federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the members could be changed accordingly.

         REVENUE RECOGNITION:

         Revenue is recognized as earned. Earned is generally defined as the date upon which a guest occupies a room and/or utilizes the Hotel's services. Ongoing credit evaluations are performed and potential credit losses are expensed at the time the accounts receivable are estimated to be uncollectible. Historically, credit losses have not been material to the Hotel's results of operations.


                                   Continued

                    HOLIDAY INN MISSION VALLEY STADIUM HOTEL
                          NOTES TO FINANCIAL STATEMENTS

                              --------------------


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

         MANAGEMENT ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may differ from previously estimated amounts.

3.    NOTES PAYABLE:

      The mortgage note payable was assumed as part of the acquisition of the Hotel.

      The mortgage note payable requires monthly payments of principal and interest and bears variable interest at prime plus 2.50% through maturity on June 30, 2001. The mortgage note payable is collateralized by the Hotel.

      Principal payments required in future years are as follows:


      FISCAL YEAR ENDING
           MAY 31,
      ------------------
            1998                                 $  150,000
            1999                                    180,000
            2000                                    210,000
            2001                                  3,240,000
                                                 ----------
                                                 $3,780,000
                                                 ==========


      The mortgage note payable was repaid subsequent to May 31, 1997 (Note 5).

4.    RELATED PARTIES:

      For the period June 12, 1996 to May 31, 1997, the Company incurred management fees of $325,000, payable to a member.

5.    SUBSEQUENT EVENT:

      On August 7, 1997, the Company sold the Hotel to Sunstone Hotel Investors, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners,
Kent Hospitality Partners, L.P.:

We have audited the accompanying balance sheet of Kent Hospitality Partners, L.P. (a Washington limited partnership), as of October 31, 1996, and the related statements of operations, partners' capital and cash flows for the year ended October 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kent Hospitality Partners, L.P., as of October 31, 1996, and the results of its operations and its cash flows for the year ended October 31, 1996, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Houston, Texas
December 20, 1996

                         KENT HOSPITALITY PARTNERS, L.P.
                         -------------------------------

                       (A Washington Limited Partnership)
                       ----------------------------------


                                 BALANCE SHEETS
                                 --------------

                                                                           OCTOBER 31,      FEBRUARY 28,
                                                                              1996              1997
                                                                           -----------      ------------
                                                                                             (unaudited)
                                     ASSETS
                                     ------
CASH, including restricted cash of $46,657 and $2,504                      $   802,023      $   799,313

INVESTMENT PROPERTY, at cost:
   Land                                                                        691,623          691,623
   Buildings and improvements                                                3,134,479        3,134,479
   Furniture, fixtures and equipment                                         1,349,778        1,351,278
   Less- Accumulated depreciation                                             (725,438)        (842,788)
                                                                           -----------      -----------

                  Total investment property                                  4,450,442        4,334,592

ACCOUNTS RECEIVABLE                                                            132,123          121,072

OTHER                                                                           99,210           81,591
                                                                           -----------      -----------
                                                                           $ 5,483,798      $ 5,336,568
                                                                           ===========      ===========

                        LIABILITIES AND PARTNERS' CAPITAL
                        ---------------------------------

MORTGAGE NOTE PAYABLE                                                      $ 3,406,047      $ 3,391,706

ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES                       337,455          385,687

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                                            1,740,296        1,559,175
                                                                           -----------      -----------
                                                                           $ 5,483,798      $ 5,336,568
                                                                           ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                         KENT HOSPITALITY PARTNERS, L.P.
                         -------------------------------

                       (A Washington Limited Partnership)
                       ----------------------------------


                            STATEMENTS OF OPERATIONS
                            ------------------------



                                                                      FOR THE YEAR            FOR THE PERIOD
                                                                         ENDED               NOVEMBER 1, 1996
                                                                    OCTOBER 31, 1996       TO FEBRUARY 28, 1997
                                                                    ----------------       --------------------
                                                                                                (unaudited)
OPERATING REVENUES:
   Rooms                                                               $3,166,192               $1,001,675
   Other                                                                  233,005                   73,672
                                                                       ----------               ----------
                  Total operating revenues                              3,399,197                1,075,347
                                                                       ----------               ----------
OPERATING EXPENSES:
   Rooms                                                                  866,228                  256,972
   Administrative and general                                             409,554                  157,820
   Advertising and business promotion                                     280,213                   94,802
   Property maintenance and energy                                        308,700                   98,656
   Local taxes and insurance                                              160,218                   47,986
   Hotel management fees                                                  135,506                   42,932
   Other                                                                  121,901                   47,628
                                                                       ----------               ----------
                  Total operating expenses                              2,282,320                  746,796
                                                                       ----------               ----------
                  Net operating income                                  1,116,877                  328,551

INTEREST EXPENSE                                                          297,170                   92,322

DEPRECIATION AND AMORTIZATION                                             352,053                  117,350
                                                                       ----------               ----------
NET INCOME                                                             $  467,654               $  118,879
                                                                       ==========               ==========



   The accompanying notes are an integral part of these financial statements.

                         KENT HOSPITALITY PARTNERS, L.P.
                         -------------------------------

                       (A Washington Limited Partnership)
                       ----------------------------------


                        STATEMENTS OF PARTNERS' CAPITAL
                        -------------------------------



                                    General              Limited
                                    Partner              Partner                Total
                                  -----------          -----------          -----------

BALANCE, October 31, 1995         $   367,087          $ 1,432,221          $ 1,799,308

NET INCOME                            166,394              301,260              467,654

DISTRIBUTIONS                        (152,933)            (373,733)            (526,666)
                                  -----------          -----------          -----------

BALANCE, October 31, 1996         $   380,548          $ 1,359,748          $ 1,740,296
                                  ===========          ===========          ===========

NET INCOME (unaudited)                 40,040               78,839              118,879

DISTRIBUTIONS (unaudited)            (169,200)            (130,800)            (300,000)
                                  -----------          -----------          -----------

BALANCE, February 28, 1997
  (unaudited)                     $   251,388          $ 1,307,787          $ 1,559,175
                                  ===========          ===========          ===========


   The accompanying notes are an integral part of these financial statements.

                         KENT HOSPITALITY PARTNERS, L.P.
                         -------------------------------

                       (A Washington Limited Partnership)
                       ----------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                                  FOR THE YEAR         FOR THE PERIOD
                                                                                     ENDED          FROM NOVEMBER 1, 1996
                                                                                OCTOBER 31, 1996    TO FEBRUARY 28, 1997
                                                                                ----------------    ---------------------
                                                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $   467,654            $  118,879
   Adjustments to reconcile net income to net cash provided
     by operating activities-
     Depreciation and amortization                                                    352,053               117,350
     Decrease in accounts receivable                                                    7,364                11,051
     Decrease in other assets                                                          54,739                17,619
     Increase in accounts payable, accrued expenses and other liabilities             122,404                52,793
                                                                                  -----------            ----------
                               Net cash provided by operating activities            1,004,214               317,692
                                                                                  -----------            ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to investment property                                                  (293,034)               (1,500)
                                                                                  -----------            ----------
                               Net cash used in investing activities                 (293,034)               (1,500)
                                                                                  -----------            ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital distributions                                                             (526,666)             (300,000)
   Principal payments on mortgage note payable                                        (13,953)              (14,341)
   Payments on other liabilities                                                      (13,043)               (4,561)
                                                                                  -----------            ----------
                               Net cash used in financing activities                 (553,662)             (318,902)
                                                                                  -----------            ----------

NET INCREASE (DECREASE) IN CASH                                                       157,518                (2,710)

CASH, beginning of period                                                             644,505               802,023
                                                                                  -----------            ----------
CASH, end of period                                                               $   802,023            $  799,313
                                                                                  ===========            ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                       $   264,907            $  110,246



   The accompanying notes are an integral part of these financial statements.

                         KENT HOSPITALITY PARTNERS, L.P.
                         -------------------------------

                       (A Washington Limited Partnership)
                       ----------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


1.  ORGANIZATION AND
    BASIS OF PRESENTATION:
    ----------------------

Kent Hospitality Partners, L.P. (the Partnership), a Washington limited partnership, owns and operates a limited-service hotel located in Kent, Washington (the Property). Kent Hospitality, Inc. (KHI), a Washington corporation, owns a 20 percent interest and is the general partner of the Partnership. Velocity One, Inc. (VOI), owns an 80 percent interest and is the sole limited partner.

The Partnership provides, among other things, that the Partnership will terminate upon the earlier of the sale or disposition of all or substantially all of the Partnership's assets or December 31, 2004; the general partner has the exclusive right and power to conduct the business affairs of the Partnership and to make all decisions not characterized as "major decisions," as defined, and the right and duty to manage the day-to-day business of the Property in accordance with the annual budget approved by the general and limited partners.

Generally, the Partnership's losses are to be allocated in proportion to the positive capital account balances of the partners and, if such capital accounts are not positive, then the allocation will be made equally between KHI and VOI. Partnership profits are allocated first to the partners to the extent and in the proportion that they were allocated losses; second to VOI to the extent of the preferred return, as defined; third to KHI to the extent of the preferred return; and thereafter in equal proportions. Distributions are to be made if, in the general partner's sole opinion, there is sufficient cash available for distribution, as defined. Distributions shall be made first, to pay an annually compounded return of 10 percent during the first 24 months of the Partnership, and 12 percent, thereafter, on the unreturned capital contributions of the limited partner; second, to pay such return to the general partner; third, in full satisfaction of the amount of any loans made by the partners to the Partnership; fourth, in satisfaction of any additional capital contributions, as defined; and thereafter, 50 percent to the general partner and 50 percent to the limited partner or as otherwise defined in the Agreement. Additionally, the partners have the right to approve certain transfers of ownership to certain parties. The Agreement provides that KHI is obligated to contribute funds necessary to make up any negative cash flow, as defined, on a monthly basis, in the form of a capital contribution up to and including $100,000 in the aggregate.

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:
    --------------------

Unaudited Interim Financial Statements
--------------------------------------

The accompanying unaudited financial statements for the four-month period ended February 28, 1997 and as of February 28, 1997, have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim period presented have been reflected. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Property
-------------------

Investment property is stated at cost which is not less than fair market value. All additions, renovations and repairs which improve or extend the life of the property are capitalized. Buildings and improvements are depreciated using the straight-line method over 39 years. Depreciation of furniture, fixtures and equipment is provided using the double declining-balance method over their estimated useful lives which range from three to seven years.

Income Taxes
------------

No provision for income taxes is made in the accounts of the Partnership since such taxes are liabilities of the partners and depend upon their respective tax situations. Further, partner capital accounts may differ from amounts reported in the Partnership's federal income tax returns because of differences in accounting policies adopted for financial and tax reporting purposes.

Other Assets
------------

Other assets consist of inventory, prepaids and deferred financing costs. Inventory is valued at the lower of cost or replacement value using the first-in, first-out method. Deferred financing costs of $94,555, incurred to secure the mortgage note payable, are being amortized using the straight-line method over 60 months, which approximates the effective interest method. Amortization expense is included in interest expense and totaled $18,911 for fiscal year 1996.

Restricted Cash
---------------

Restricted cash consists of amounts set aside pursuant to the hotel's management agreement for renovations to the hotel property.

Impairment of Long-Lived Assets
-------------------------------

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement established the recognition and measurement standards related to the impairment of long-lived assets. Effective November 1995, the Partnership adopted SFAS No.
121. The adoption of this standard did not have a material effect on the Partnership's financial position or results of operations.

3.  MORTGAGE NOTE PAYABLE:
    ----------------------

On May 27, 1994, the Partnership entered into a note agreement with an affiliate of the limited partner for $3,420,000. The note payable is secured by a mortgage, a deed of trust and an assignment of leases and rents on the hotel site. Recourse under the note agreement is limited to the secured property. The note bears interest at 7.5 percent for the first two years and 8.5 percent for the remainder of the note with interest payable monthly through May 31, 1996. Subsequently, principal and interest are payable in equal monthly installments based on a 25-year amortization period, with a balloon payment due upon maturity at June 1, 2004. Additionally, the Partnership is required to make a $50,000 principal payment on both June 1, 2002 and 2003. If the Partnership makes a prepayment or defaults on the note during the first five years of the term, and such default results in the acceleration of the debt, an acceleration premium will be due to the lender equal to 10 percent of the then outstanding principal balance of the note.

Annual principal payments on this note are as follows:


         Year ending October 31-
                1997                                       $    44,227
                1998                                            48,022
                1999                                            52,132
                2000                                            56,601
                2001                                            61,451
                Thereafter                                   3,143,614
                                                           -----------
                                                           $ 3,406,047
                                                           ===========

4.  EQUIPMENT LEASE:
    ----------------

In December 1995, the Partnership entered into an equipment leasing arrangement with a 60-month term and an effective interest rate of 15 percent. The lease has been reflected in other liabilities in the accompanying financial statements. Future principal payments under this capital lease obligation as of October 31, 1996, are as follows:

         Year ending October 31-
                1997                                    $  22,993
                1998                                       22,993
                1999                                       22,993
                2000                                       22,993
                2001                                        3,832
                                                        ---------
                Total payments                             95,804

                Amounts related to interest               (24,635)
                                                        ---------
                Capital lease liability at
                  October 31, 1996                      $  71,169
                                                        =========

5.  HOTEL MANAGEMENT AGREEMENT:
    ---------------------------

The Partnership has an agreement with Westmont Hospitality Group, Inc. (the Manager), an affiliate of the general partner, which provides for the Manager to control and manage all matters relating to the hotel and its operations including, but not limited to, providing for all the personnel, marketing, administration and insurance requirements of the hotel.

All reasonable costs and expenses incurred by the Manager, other than those specifically identified in the agreement as for the account of the Manager, and approved by the partnership in its annual budget are considered operating expenses of the hotel. The Manager receives a fee equal to 4 percent of the hotel's gross revenues for its services. Accrued management fees at October 31, 1996, were $12,908.

This agreement expires May 2004, unless terminated earlier upon the occurrence of certain events. The management agreement also provides that, if the agreement is terminated due to the default of the Partnership, and in certain other circumstances provided in the agreement, the Manager shall be entitled to liquidating damages equal to the average monthly management fees, as defined, multiplied by the number of months remaining in the originally anticipated term of the management agreement, excluding optional extensions.

6.  LICENSE AGREEMENT:
    ------------------

The Partnership's license agreement with Hawthorn Suites Associates (Hawthorn) provides for the Partnership to operate the hotel as a "Hawthorn Suites" hotel and licensee and for Hawthorn to provide consultation on operating and marketing issues concerning the hotel, certain management training and operating manuals. For services provided, the Partnership pays franchise fees to Hawthorn based on a percentage of gross room revenues, which is limited to 4 percent of annual gross room revenues. Additionally, the Partnership pays 2.5 percent of gross room revenues to reimburse Hawthorn for costs incurred to provide reservation system and advertising services. Total expenses pursuant to this agreement during fiscal year 1996 were $221,122 and accrued franchise fees included in accounts payable as of October 31, 1996, were $60,883.

Under the license agreement, the Partnership is obligated to pay certain amounts to conform the hotel's image and operations to that of a Hawthorn Suites. Pursuant to the license agreement, Hawthorn may require that the Partnership upgrade the hotel once, during years six through 10 of the license agreement, for a cost not to exceed 25 percent of the gross room revenues for the full fiscal year preceding the upgrade request.

The agreement expires in October 2009, with an option to extend the agreement for an additional 10 years. The Partnership may terminate the license agreement at any time upon 120 days' notice and payment of an $80,000 termination fee, or upon 60 days' notice prior to October 20, 1997, with a termination fee of $40,000. The franchise agreement also provides for liquidating damages of $80,000 to be paid by the Partnership upon the breach of certain provisions in the license agreements by the Partnership.

7.  CONTINGENCIES:
    --------------

The Partnership is subject to claims arising in the ordinary course of business. Management believes it has adequate insurance coverage for such exposure.

8.  SUBSEQUENT EVENTS (UNAUDITED):
    ------------------------------

Sale of Property
----------------

The Partnership sold the property and related assets to Sunstone Hotel Investors, L.P., in March 1997 for $13,600,000 and the assumption of all related debt. As a result of the sale, the management agreement will be terminated. The liquidating damages owning by the Partnership under this agreement have not yet been determined.

Partner Distributions
---------------------

Subsequent to October 31, 1996, the partners received distributions totaling $10,246,252, which included the distributions related to the sale of the property.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors
Kahler Realty Corporation:

We have audited the accompanying consolidated balance sheet of Kahler Realty Corporation and subsidiaries as of December 29, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from August 13, 1996 to December 29, 1996 (Successor Period), and the period from January 1, 1996, to August 12, 1996 (Predecessor Period). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kahler Realty Corporation and subsidiaries as of December 29, 1996, and the results of their operations and their cash flows for the Successor and Predecessor Periods in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective August 13, 1996, an investor group as described in Note 1, acquired all of the outstanding stock of Kahler Realty Corporation in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.


                                                /s/ KPMG PEAT MARWICK LLP
                                                ---------------------------
                                                    KPMG Peat Marwick LLP

Chicago, Illinois
August 15, 1997

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Operations
                             (Dollars in thousands)

                                                    (Note 1)        (Note 1)                              Six Months Ended
                                                  Predecessor      Successor          Year Ended       -----------------------
                                                   1/1/96 to       8/13/96 to        December 29,      June 30,       June 29,
                                                    8/12/96         12/29/96             1996            1996           1997
                                                  -----------      ----------        ------------      --------       --------
                                                                                                            (unaudited)
REVENUES
    Revenue of owned operations                      $ 76,860        $ 47,794           $ 124,654      $ 62,363       $ 66,712
    Other properties managed and/or
      partially owned                                  12,017           7,096              19,113         9,526          8,715
                                                     --------        --------           ---------      --------       --------
       Total revenues                                $ 88,877        $ 54,890           $ 143,767      $ 71,889       $ 75,427
                                                     ========        ========           =========      ========       ========

REVENUE OF OWNED OPERATIONS
    Lodging     - rooms                              $ 43,167        $ 26,603           $  69,770      $ 35,260       $ 38,199
                - food and beverage                    20,853          14,505              35,358        17,393         18,942
                - other                                 8,262           3,867              12,129         5,978          6,227
    Laundry & other                                     4,388           2,715               7,103         3,568          3,206
    Interest income                                       190             104                 294           164            138
                                                     --------        --------           ---------      --------       --------
       Total revenue of owned operations               76,860          47,794             124,654        62,363         66,712
                                                     --------        --------           ---------      --------       --------

OPERATING COSTS AND EXPENSES
    Lodging     - rooms                                10,564           6,446              17,010         8,427          9,036
                - food and beverage                    16,530          10,835              27,365        13,640         14,361
                - other                                26,347          16,643              42,990        21,041         22,279
    Laundry & other                                     3,264           1,899               5,163         2,708          1,904
    Corporate expenses                                  2,687           1,505               4,192         1,946          1,475
    Depreciation and amortization                       5,290           3,823               9,113         4,329          5,277
    Non-recurring expenses (Note 8)                     3,050              --               3,050           542            998
                                                     --------        --------           ---------      --------       --------
       Total operating costs and expenses              67,732          41,151             108,883        52,633         55,330
                                                     --------        --------           ---------      --------       --------

GROSS OPERATING PROFIT                                  9,128           6,643              15,771         9,730         11,382

    Interest expense                                   (7,812)         (6,146)            (13,958)       (6,205)        (8,420)
    Equity in earnings (loss)
      of affiliates (Note 4)                             (112)            157                  45           244            138
    Gain (Loss) on sale of assets                          10              (1)                  9             1             (2)
                                                     --------        --------            --------      --------      --------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                   1,214             653               1,867         3,770          3,098

    Provision for income taxes (Note 9)                   486             263                 749         1,171          1,240
                                                     --------        --------           ---------      --------       --------

INCOME FROM CONTINUING OPERATIONS                         728             390               1,118         2,599          1,858

DISCONTINUED OPERATIONS (NOTE 8)
  Income from operations of Anderson's Formal
    Wear (net of income tax of $168,
    $15, $183, $129 and zero, respectively)               253              27                 280           286             --
                                                     --------        --------           ---------      --------       --------

NET INCOME                                           $    981        $    417           $   1,398      $  2,885       $  1,858
                                                     ========        ========           =========      ========       ========


See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                          Consolidated Balance Sheets
                             (Dollars in thousands)

                                                                    December 29,        June 29,
                                                                        1996              1997
                                                                    ------------      -----------
                                                                                      (unaudited)
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                       $    1,623         $    2,633
    Receivables:
       Trade, less allowance for doubtful
          accounts of $323 and $234, respectively                        7,633              6,356
       Current portion of notes receivable                                 470                450
    Inventories                                                          2,380              2,217
    Prepaid expenses                                                     1,209                684
                                                                     ---------         ----------
          Total current assets                                          13,315             12,340
                                                                     ---------         ----------

OTHER ASSETS
    Notes receivable, less allowance for doubtful
      accounts of $219 and $219, respectively
      (Note 2)                                                             485                460
    Investments in affiliates (Note 4)                                   8,581              8,467
    Debt service escrow accounts (Note 6)                                3,304                 --
    Intangibles                                                             25                 22
    Other                                                                  321                336
                                                                     ---------         ----------
          Total other assets                                            12,716              9,285
                                                                     ---------         ----------

PROPERTY AND EQUIPMENT
    Land and improvements                                               38,581             37,919
    Buildings                                                          191,094            189,067
    Equipment                                                           29,655             30,958
    Formal wear apparel (Note 8)                                           755              1,019
                                                                     ---------         ----------
          Total                                                        260,085            258,963
          Less accumulated depreciation                                 (3,924)            (9,278)
                                                                     ---------         ----------

          Total property and equipment                                 256,161            249,685
                                                                     ---------         ----------

          TOTAL ASSETS                                               $ 282,192         $  271,310
                                                                     =========         ==========


See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                          Consolidated Balance Sheets
                             (Dollars in thousands)

                                                             December 29,        June 29,
                                                                 1996              1997
                                                             ------------       ----------
                                                                                (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable:
       Trade (Note 8)                                        $    6,767         $    5,226
       Bank overdraft                                             4,152              3,471
       Due to affiliates (Note 4)                                   850              1,134
    Accrued liabilities:
       Payroll and payroll related                                3,046              3,138
       Real estate taxes                                          2,784              2,951
       Other taxes                                                1,560              1,368
       Pension liability (Note 7)                                 1,284              1,279
    Notes payable (Note 5)                                        8,200              7,550
    Current portion of long-term debt (Note 5)                   19,404             19,373
    Current portion of subordinated debt (Note 5)                   500                500
                                                             ----------         ----------
       Total current liabilities                                 48,547             45,990
                                                             ----------         ----------

LONG-TERM DEBT (NOTE 5)
    Obligations of Kahler Realty Corporation                     89,275             87,592
    Obligations of Subsidiaries - Non-Recourse
     to Kahler Realty Corporation                                25,501             23,374
    Obligations to Westbrook (Note 10)                           40,000             40,000
                                                             ----------         ----------
       Total long-term debt                                     154,776            150,966
                                                             ----------         ----------

OTHER LIABILITIES
    Deferred income taxes (Note 9)                               30,607             30,607
    Minority interest (Note 3)                                    2,548                196
    Deferred revenue                                                106                 80
    Other (Note 6)                                                4,055                560
                                                             ----------         ----------
       Total other liabilities                                   37,316             31,443
                                                             ----------         ----------

SUBORDINATED DEBT (NOTE 5)                                          500                 --
                                                             ----------         ----------

COMMITMENTS AND CONTINGENCIES (NOTE 6)

STOCKHOLDERS' EQUITY
    Common stock, par value $1.00
       Authorized - 1,000 shares;
       Issued and outstanding - 100 shares                           --                 --
    Additional paid-in capital                                   40,636             40,636
    Retained earnings                                               417              2,275
                                                             ----------         ----------
       Total stockholders' equity                                41,053             42,911
                                                             ----------         ----------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $  282,192         $  271,310
                                                             ==========         ==========


See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                 Consolidated Statement of Stockholders' Equity
                             (Dollars in thousands)

                                                  Common Stock                                             Minimum
                                           -------------------------      Additional                       Pension
For the Year Ended                           Number                        Paid-in         Retained       Liability
  December 29, 1996                        of Shares        Amount         Capital         Earnings       Adjustment        Total
-------------------                        ---------      ----------      ----------      ----------      ----------      ---------
BALANCES, December 31, 1995                4,293,473      $      429      $   13,846      $   10,414      $   (516)       $ 24,173

 Predecessor:
    Net income                                    --              --              --             981            --             981
    Dividends paid to common
      stockholders ($0.08 per share)              --              --              --            (348)           --            (348)
    Unrecognized gain on defined
      benefit pension plan                        --              --              --              --             7               7
    Common stock issued from exercise
      of employee stock options              105,393              11             645              --            --             656
    Tax benefit from exercise of
      employee stock options                      --              --             147              --            --             147

 Successor:
    Common stock issued                          100              --          40,636              --            --          40,636
    Acquisition and retirement
      of Predecessor common stock         (4,398,866)           (440)        (14,638)        (11,047)          509         (25,616)
    Net income                                    --              --                             417                           417
                                          ----------      ----------      ----------      ----------      --------        --------


BALANCES, December 29, 1996                      100              --          40,636             417            --          41,053

    Net income                                    --              --              --           1,858            --           1,858
                                          ----------      ----------      ----------      ----------      --------        --------

BALANCES, June 29, 1997 (unaudited)              100      $       --      $   40,636      $    2,275      $     --        $ 42,911
                                          ==========      ==========      ==========      ==========      ========        ========


See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                             (Dollars in thousands)



                                                         (Note 1)         (Note 1)                           Six Months
                                                        Predecessor      Successor         Year Ended          ended
                                                        1/1/96 to        8/13/96 to        December 29,       June 29,
                                                         8/12/96          12/29/96             1996            1997
                                                       -----------       ----------        ------------     -----------
                                                                                                            (unaudited)
CASH FLOWS FROM OPERATIONS:
    Net income                                         $    981          $    417          $  1,398          $  1,858
    Adjustments to reconcile net income to net
      cash provided (used) by operating
      activities:
       Depreciation                                       5,290             3,823             9,113             5,277
       Depreciation on discontinued operations              851               115               966                --
       Equity in (earnings) loss of affiliates              112              (157)              (45)             (138)
       Tax benefit from exercise of employee
         stock options                                      147                --               147                --
       Common stock issued under employee
         benefit plans                                      207                --               207                --
       Unrecognized gain on defined benefit
         pension plan                                         7                --                 7                --
       Loss (Gain) on sale of assets                        (10)                1                (9)                2
    Change in current assets and liabilities:
       Receivables                                         (660)           (1,698)           (2,358)            1,277
       Inventories                                          (11)              229               218               163
       Prepaid expenses                                    (305)             (581)             (886)              525
       Accounts payable                                   2,561            (1,640)              921            (1,938)
       Accrued liabilities                                4,055            (2,626)            1,429                62
                                                       --------          --------          --------          --------
          Net cash provided (used) by
              operating activities                       13,225            (2,117)           11,108             7,088
                                                       --------          --------          --------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Payments for:
       Property and equipment                           (14,550)           (6,543)          (21,093)           (1,307)
       Advances to affiliates                              (167)              (50)             (217)              (28)
       Intangible assets                                    (23)              (25)              (48)               --
       Other assets                                        (656)             (649)           (1,305)             (295)
    Proceeds from:
       Sales of property and equipment                       99                 2               101             2,507
       Intangible assets                                     33                --                33                --
       Sale of retail laundry customer list                  --               810               810                --
       Payments received on notes receivable                115               205               320                45
       Distributions from affiliates                        187               562               749               280
       Other assets                                          --               354               354               280
                                                       --------          --------          --------          --------
          Net cash provided (used) by
           investing activities                         (14,962)           (5,334)          (20,296)            1,482
                                                       --------          --------          --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock                  449                --               449                --
    Dividends paid to common shareholders                  (348)               --              (348)               --
    Payments on subordinated debt                          (500)               --              (500)             (500)
    Proceeds from long-term debt                          8,836                --             8,836                --
    Debt service escrow accounts                            (54)              (52)             (106)            3,304
    Principal payments on long-term debt                 (3,452)             (958)           (4,410)           (3,841)
    Net proceeds (payments) from notes payable
      and lines of credit                                 1,775             1,725             3,500              (650)
    Other liabilities                                       942              (209)              733            (5,873)
    Proceeds from issuance of Successor
      common stock                                           --            40,636            40,636                --
    Acquisition of Predecessor common stock                  --           (74,781)          (74,781)               --
    Proceeds from long-term debt to affiliate                --            40,000            40,000                --
    Payment of merger costs                                  --            (4,121)           (4,121)               --
                                                       --------          --------          --------          --------
          Net cash provided (used) by
           financing activities                           7,648             2,240             9,888            (7,560)
                                                       --------          --------          --------          --------
INCREASE (DECREASE) IN CASH                               5,911            (5,211)              700             1,010
CASH AT BEGINNING OF THE PERIOD                             923             6,834               923             1,623
                                                       --------          --------          --------          --------
CASH AT END OF THE PERIOD                              $  6,834          $  1,623          $  1,623          $  2,633
                                                       ========          ========          ========          ========


See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                             (Dollars in thousands)

For the year ended December 29, 1996


NOTE 1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of business
-----------------------

The primary business of Kahler Realty Corporation and Subsidiaries (the Company) is the operation and management of hotel properties in 11 states, primarily Minnesota, Utah and Idaho. As an adjunct to its hotels, the Company operates commercial laundries in Rochester and Salt Lake City which provide services to the Company's hotels and other third parties in their respective locations. The Company's other business activities also included operating a wholesale and retail formal wear business. (See Note 8)

Organization
------------

On August 13, 1996, Tiger Real Estate Acquisition Corporation, a wholly owned subsidiary of Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co-Investment Partnership I, L.P. (Westbrook) purchased the outstanding stock of the Company and simultaneously merged with and into the Company with the Company continuing as the surviving corporation. The aggregate purchase price of the Company's stock was approximately $80,636, including acquisition costs, which was financed in part by the issuance of a promissory note (Note 5). The purchase price has been allocated to the accounts of the Company based on the relative fair values of the assets acquired and liabilities assumed.

Basis of Accounting
-------------------

The Company is referred to as "Predecessor" prior to the August 13, 1996 acquisition and is referred to as "Successor" thereafter. The transaction has been accounted for under the purchase method of accounting. Successor has recorded the assets and liabilities of the Predecessor at estimated fair market values at the date of purchase. Because of these adjustments, the accompanying consolidated financial statements of Successor are not directly comparable to those of the Predecessor. The "Purchase Adjustments" column below represents the adjustments made at August 13, 1996 to record the Company's assets, liabilities and equity at fair market value.

                                              Purchase
Assets                                       Predecessor         Adjustments         Successor
------                                       -----------         -----------         ---------
Cash, receivables, inventories
 and prepaid expenses                          $ 11,885            $  5,855          $ 17,740
Notes receivable                                  1,378                (218)            1,160
Investment in affiliates                          4,963               3,973             8,936
Intangibles                                         608                 202               810
Debt service escrow fund                          3,252                  --             3,252
Other assets                                      2,676              (2,636)               40
Land and improvements                            18,742              11,747            30,489
Buildings                                       153,751              36,186           189,937
Equipment                                        54,054             (26,983)           27,071
Formal wear apparel                               5,530              (4,830)              700
Accumulated depreciation                         (66,933)             66,933                --
                                               --------            --------          --------
                                               $189,906            $ 90,229          $280,135
                                               ========            ========          ========

                                      F-57
                                                                     (continued)

Liabilities and Stockholders' Equity
Accounts payable                             $    9,288           $   4,121         $  13,409
Accrued liabilities                              10,669                 631            11,300
Notes payable, current and long-term
  debt and subordinated debt                    142,613                  --           142,613
Obligations to Westbrook                             --              40,000            40,000
Other deferred liabilities                        1,720               1,813             3,533
Deferred taxes                                       --              28,644            28,644
Stockholders' equity                             25,616              15,020            40,636
                                              ---------           ---------         ---------
                                              $ 189,906           $  90,229         $ 280,135
                                              =========           =========         =========

Principles of consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and subsidiaries in which it has a controlling interest. Investments in owned affiliates in which the Company possesses significant influence are accounted for under the equity method. The Company owns 24% of a partnership which owns the University Park Hotel (the Hotel) and a $4,620, 9% mortgage note with an option to convert the note into an additional equity interest in the partnership which owns the Hotel in 1998. Should the Company exercise its option, the Company would own 69.6% of the Hotel. The Company consolidates the assets and liabilities of the Hotel which approximated $15,772 and $9,085 at December 29, 1996. All material intercompany amounts have been eliminated in consolidation.

Revenues
--------

Revenues of the Company are classified into two components. The Company uses this presentation to show the total scope of the Company's operations. The components of revenue are:

o Revenue of owned operations include revenues from lodging properties in which the Company consolidates its ownership interest, management fees generated from non-consolidated properties and properties owned by others. Also included are revenues from Textile Care Services and interest income.

o Other properties managed and/or partially owned includes all revenue of non-consolidated properties and the properties managed for others. Under generally accepted accounting principles, this revenue is not included in revenue of owned operations and the Company's interest in non-consolidated properties is reflected in the Consolidated Statements of Operations as equity in earnings of affiliates.

Cash and cash equivalents
-------------------------

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company includes the current portion of debt service escrow accounts in cash and cash equivalents. The balance in this account at December 29, 1996 was $701, and will be used to pay accrued interest on certain of the hotel mortgages.

Inventories
-----------

Inventories are stated primarily at the lower of average cost or market.


                                      F-58
                                                                     (continued)

Notes receivable
----------------

Notes receivable are carried at their unpaid balance less an allowance for doubtful accounts and net of unamortized contract discounts. The Company evaluates the collectibility of its notes receivable (including accrued interest) by estimating the probability of loss utilizing projections of loan and property performance, factors related to the borrower, terms of the notes, other supply and demand factors and overall economic conditions.

Fair value of financial instruments
-----------------------------------

Management has determined that fair values of the Company's financial instruments approximates the carrying values of those instruments except for notes receivable and long-term debt as discussed in Notes 2 and 5, respectively.

Property and equipment
----------------------

Property and equipment was recorded at cost in the Predecessor period. Property and equipment are recorded at their allocated purchase price in the Successor period. Depreciation of property and equipment is computed on the straight-line method over their estimated useful lives. The estimated useful lives are:

      Land improvements                         5 to 25 years
      Buildings                                 20 to 50 years
      Equipment                                 5 to 20 years

The Company records a provision for impairment of the carrying value of its real estate investments whenever the estimated future cash flows from a property's operations and projected sale are less than the property's net carrying value. Management believes that the estimates and assumptions used are appropriate in evaluating the carrying value of the Company's properties presented currently in the consolidated balance sheet, however, changes in market conditions and circumstances could occur in the near term which could cause these estimates to change.

Measurement of impairment losses on long-lived assets are based on the estimated fair value of the assets. Properties held for sale under SFAS 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of", (SFAS 121), will be reflected at the lower of historical cost or estimated fair value less anticipated selling costs. No adjustment of the carrying values of the Company's long-lived assets was required at December 29, 1996 pursuant to the provisions of SFAS 121.

Income taxes
------------

The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes", which, among other things, requires an asset and liability approach in accounting for deferred income taxes. (See Note 9)

Intangibles
-----------

Intangibles represent franchise rights and organization costs. The cost of these intangible assets are as follows:

                                                    December 29,
                                                        1996         Expected Life
                                                    ------------     -------------
 Organization costs                                  $      15          5 years
 Franchise rights                                           10         10 years
                                                     ---------
                                                     $      25
                                                     =========

                                      F-59
                                                                     (continued)

Use of estimates
----------------

Preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of certain assets and liabilities and the disclosure of contingent liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal year
-----------

The Company's fiscal year ends on the Sunday closest to December 31.

The balance sheet as of June 29, 1997 and the statements of operations, changes in stockholders' equity and cash flows for the six-month period then ended are unaudited. However, in the opinion of management, these financial statements include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation of the Company's financial position. The results and operations for the unaudited six-month period ended June 29, 1997 are not necessarily indicative of the results which may be expected for the entire year.

NOTE 2.  NOTES RECEIVABLE

Notes receivable consist of contracts for deeds and first mortgages bearing interest at rates ranging from 8% to 10%. Two loans aggregating $535 at December 29, 1996 are considered impaired under the provisions of SFAS 114, "Accounting For By Creditors of Impairment of a Loan". Accordingly, no interest income has been recognized on these loans during the period from January 1, 1996 to December 29, 1996. The Company has determined an allowance for doubtful accounts of $219 was necessary for one of the notes receivable at December 29, 1996.

The fair values of the non-current portion of notes receivable at December 29, 1996 approximated their carrying value. The fair value of the non-current portion of notes receivable is determined by discounting the scheduled loan payments to maturity using current market rates commensurate with the risks and terms to maturity of those instruments.

Total maturities of notes receivable for each of the next five years are approximately $520, $125, $125, $111 and $50, respectively.

NOTE 3.  ACQUISITION

The Company acquired 64% of the outstanding shares of GMX Corporation (GMX) on November 1, 1996 for $4,496. This acquisition has been accounted for using the purchase method of accounting. GMX's principal asset is the land under the Company's Salt Lake Hilton Hotel. The Company consolidated the assets and liabilities of GMX in its December 29, 1996 consolidated balance sheet and the results of its operations for the period from November 1, 1996 to December 29, 1996. All material intercompany transactions have been eliminated in consolidation. This amount has been recorded as a minority interest in the December 29, 1996 consolidated balance sheet. During the first half of 1997


                                      F-60
                                                                     (continued)
the Company acquired an additional 33.4% of the outstanding shares of GMX Corporation for $2,352. The Company intends to acquire the remaining 2.8% of GMX in the second half of 1997 for $196.

On April 1, 1996, the Company acquired the 149 room full service Colonial Park Hotel in Helena, Montana. The purchase was financed with a first mortgage of $4.5 million, a note payable to the seller of $1.0 million and $3.7 million from available cash and lines of credit.

NOTE 4.  INVESTMENTS IN AFFILIATES

As of December 29, 1996 the Company's investment in affiliates, accounted for under the equity method of accounting, is as follows:

                                             Ownership            Dec. 29,
                                              Interest              1996
                                             ---------            --------
 Provo Park Hotel and Residence
 Inn, Provo, UT                                50.0%              $ 8,581
 Kahler Park Hotel, Hibbing, MN                25.0%                   --
 Quality Hotel Plaza One,
 Rock Island, IL                               26.6%                   --
                                                                  -------
                                                                  $ 8,581
                                                                  =======

The Company or its subsidiaries typically have an interest in an affiliated partnership or limited liability company and operate the hotels under long-term management contracts. The Company also held a note receivable (Note 2) from an affiliate of $274 at December 29, 1996.

The Provo Park Hotel and Residence Inn, using funds from a $16,000 non-recourse loan commitment and a $1,000 federal grant, is constructing a 96 suite expansion and 17,000 square foot conference center and has constructed a 114 suite Residence Inn by Marriott in Provo, Utah. The Residence Inn was completed in December 1996 and the expansion of the Provo Park Hotel was completed in early 1997.

The Company's income from affiliates before taxes is as follows:

      Management fees                                   $    584
      Equity in earnings                                      45
                                                        --------
                                                        $    629
                                                        ========

Combined summarized balance sheet information for the Company's affiliates is as follows:
                                                                  December 29,
                                                                      1996
                                                                  ------------
 Current assets                                                    $  1,508
 Noncurrent assets                                                   27,375
 Current liabilities                                                  3,007
 Long-term debt, principally mortgages                               19,099
 Other long-term liabilities                                          1,352
 Owners' equity                                                       5,425


                                      F-61
                                                                     (continued)

Combined summarized operating results reported by these affiliates are as follows:

      Revenues                                         $14,798
      Net income                                           358

NOTE 5.  FINANCING

Notes payable consist of $4,300 drawn on various lines of credit with a maximum available of $8,000 at December 29, 1996 and short-term notes of $3,900. The lines of credit and notes payable carry an interest rate of prime plus 1%, mature at various dates throughout 1997 and are secured by property and equipment, inventory and accounts receivable. The Company anticipates the extension of all its lines of credit. The prime rate at December 29, 1996 was 8.25%.

Outstanding long-term debt, which is secured by substantially all property and equipment, is summarized as follows:

OBLIGATIONS OF KAHLER REALTY CORPORATION


Security/Secured                                                                                          Dec. 29,
   Property                         Interest Rate                                 Maturity                  1996
----------------                    -------------                                 --------                --------
Mortgages
  Kahler Plaza Hotel                10.0% plus 2.0% of room sales                Nov 1997                 $ 15,130
  Clinic View Inn                   9.75% plus 2.0% of room sales                May 2000                   14,307
  San Marcos                        Tax-exempt variable rate
                                    of 6.75%                                     Dec 2015                   13,120
  Kahler Hotel                      Prime plus 1.0%                              Dec 2003                   11,608
Mortgages under
  $10 million - secured
  by ten hotel properties
  and a commercial                  Ranging from                                 Ranging from
  laundry                            prime to 12.0%                              2000 to 2014               52,614
Notes payable                       Prime                                        On demand                     408
Capitalized leases                  12.2% to 12.93%                              June 2000                     710
                                                                                                          --------
  Subtotal                                                                                                 107,897
  Less current maturities                                                                                   18,622
                                                                                                          --------
                                                                                                          $ 89,275
                                                                                                          ========

OBLIGATIONS OF SUBSIDIARIES - NONRECOURSE TO KAHLER REALTY CORPORATION


Security/Secured                                                                                          Dec. 29,
   Property                         Interest Rate                                 Maturity                  1996
----------------                    -------------                                 --------                --------
Mortgages under $10                 Tax-exempt variable
  million - secured                  rate of 5.5% to                             Ranging from
  by six hotel                        prime plus 0.5%                             2009 to 2015              26,169
  properties
Special assessments                 7.5% to 12.0%                                December 1997                  59
Capitalized leases                  12.2% to 12.54%                              April 1997
                                                                                 to June 1998                   55
                                                                                                          --------
  Subtotal                                                                                                  26,283
  Less current maturities                                                                                      782
                                                                                                          --------
                                                                                                            25,501

Obligation to Westbrook, 10%, matures August 2003                                                           40,000
                                                                                                          --------

         Total indebtedness                                                                                174,180
         Less current maturities                                                                            19,404
                                                                                                          --------
                                                                                                          $154,776
                                                                                                          ========


                                      F-62
                                                                     (continued)

Under certain financial debt covenants, the Company is required to maintain certain levels of net worth, debt to equity, cash flow and other ratios. The Company obtained a waiver for one of its debt covenants at December 29, 1996 which expires December 31, 1997.

The fair value of long-term debt at December 29, 1996 was approximately $153,684 as compared to a carrying value of $154,776. The fair values of long-term debt were determined by discounting the scheduled loan payments to maturity using borrowing rates currently available to the Company for bank loans of similar term and maturity.

Total maturities of long-term debt, excluding capital lease obligations, in each of the next five years are approximately $19,404, $3,964, $8,493, $20,564 and $15,705, respectively.

At December 29, 1996 the Company has arranged for the issuance of a letter of credit aggregating $1,000 as additional collateral for one of the nonrecourse obligations listed above.

The laundry facility in Rochester Minnesota was financed with a $10,000 loan. In the event of default by the Company on this loan the lender can require a non-affiliate to purchase the loan at its outstanding balance.

The subordinated note requires annual principal payments of $500, matures in 1998 and carries an interest rate of prime plus 1%. As of December 29, 1996 the balance was $1,000. The Company made its $500 scheduled payment in April, 1997. The Company has the right to repay the note in cash or with common stock equal to 120% of the subordinated note at any time.

The Company intends to refinance the mortgage secured by the Kahler Plaza Hotel upon its maturity in November, 1997. In July, 1997 the Company refinanced the mortgage secured by the San Marcos property which reduced the interest rate by 1%.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

The Company had recorded an estimate of a loss that could have resulted from the unfavorable resolution of a lawsuit regarding the proper interpretation of the calculation of added interest on one of its mortgages prior to December 29, 1996. While the Company believed it had a meritorious case in appeal, the ultimate resolution of the matter, could have resulted in a loss greater or less than what was accrued. A trustee held $3,038 in escrow accounts at December 29, 1996, pending resolution of the litigation which is included in debt service escrow accounts in the accompanying consolidated balance sheets. In June 1997 the Company settled this litigation for $3,250, which had no material impact on the Company's 1997 consolidated statement of operations.


                                      F-63
                                                                     (continued)

Additionally, the Company is involved in various litigation in the normal course of business. The Company does not expect the outcome of these matters to have a material adverse effect on the Company's consolidated financial statements.

Operating leases
----------------

The Company leases warehouse and retail store facilities for its formal wear operations and land for two of its hotels under various operating lease agreements which call for minimum lease payments and contingent rents based upon percentages of revenues. Rent expense under these leases was $1,312, including contingent rentals of $195, for the year ended December 29, 1996.

Future minimum lease payments under operating leases total $4,859 with annual payments of $996, $685, $476, $312 and $224 due in each of the next five years, respectively.

Telephone service agreements
----------------------------

In March, 1990 the Company sold all telephone switches and related equipment at ten of its hotels to a telecommunications company. Each of these hotels subsequently entered into telephone service agreements with the same telecommunications company which call for contingent payments based upon telephone usage. These agreements expire in June, 2000. Expenses incurred pursuant to these service agreements was $2,475 for 1996.

NOTE 7.  RETIREMENT PLANS

The Company has a defined benefit plan (the Plan) covering union employees at properties located in Rochester, Minnesota. Pension contributions and expenses for this plan are determined based on the actuarial cost of current service.

Net periodic pension cost for the Plan included the following components for the year ended December 29, 1996:

 Service costs-benefits earned during the period                 $   124
 Interest cost on projected benefit obligation                       229
 Return on assets-actual                                            (227)
 Net amortization and deferral                                       112
                                                                 -------
 Net periodic pension cost                                       $   238
                                                                 =======

The following table sets forth the Plan's funded status at December 29, 1996:

                                                                  December 29,
                                                                      1996
                                                                  -----------
 Actuarial present value of vested
  benefit obligation                                               $   3,219
                                                                   =========
 Accumulated benefit obligation                                    $   3,304
                                                                   =========
 Projected benefit obligation                                      $   3,304
 Fair market value of plan assets*                                     2,164
                                                                   ---------
 Unfunded projected benefit obligation                                 1,140
 Unrecognized net gain                                                   144
                                                                   ---------
 Unfunded pension liability                                        $   1,284
                                                                   =========

------------
* Plan assets consist primarily of equity and fixed income securities.


                                      F-64
                                                                     (continued)

The Company has recognized a liability as the accumulated benefit obligation exceeded the fair value of the plan assets.

The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.25%. The expected long-term rate of return on assets was 8%.

The Company has a defined contribution plan covering substantially all other employees.

Total expense for both plans was $682 for 1996.

The Company provides postretirement health benefits to a fixed number of retired employees relating to service provided prior to 1992. At December 29, 1996 the estimated liability was $150.

The Company has employment agreements with certain key executives. In 1997 three executives resigned.

NOTE 8. SEGMENTS

The Company's principal business activity is the operation and management of hotel properties. Fees from managed properties are primarily based on a percent of revenues of the managed property. The Company's other business activities include institutional laundries. Intersegment transactions including laundry revenues of $2,045 for the period ended December 29, 1996 have been eliminated from the table below. Operating income represents revenues less operating expenses, excluding general corporate expenses. Identifiable assets are those used in the operation of each segment. Corporate and other assets consist primarily of cash, notes and other investments.


                                      F-65
                                                                     (continued)

The following table summarizes the Company's segment information:

 REVENUE OF OWNED OPERATIONS
      Lodging                                              $ 117,257
      Laundry                                                  6,332
      Other                                                      771
      Interest income                                            294
                                                           ---------
                                                           $ 124,654
                                                           =========
 OPERATING INCOME
      Lodging                                              $  21,650
      Laundry                                                  1,042
      Other                                                      113
      Non-recurring charges                                   (3,050)
      Corporate expenses                                      (4,278)
      Interest income                                            294
                                                           ---------
 GROSS OPERATING PROFIT                                       15,771

      Interest expense                                       (13,958)
      Equity in earnings of affiliates                            45
      Gain(Loss) on sale of assets                                 9
                                                           ---------

 INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                     $   1,867
                                                           =========
 IDENTIFIABLE ASSETS
      Lodging                                              $ 243,470
      Laundry                                                 14,798
      Formal Wear                                              2,286
      Corporate and other                                     21,638
                                                           ---------
                                                           $ 282,192
                                                           =========
 CAPITAL EXPENDITURES
      Lodging                                              $  19,462
      Laundry                                                    156
      Formal Wear                                              1,394
      Corporate and other                                         81
                                                           ---------
                                                           $  21,093
                                                           =========
 DEPRECIATION AND AMORTIZATION
         Lodging                                           $   8,242
         Laundry                                                 772
         Corporate and other                                      99
                                                           ---------
                                                           $   9,113
                                                           =========

On June 30, 1997 the Company completed the sale of its formal wear operations. The Company received cash of approximately $2.1 million and a note receivable of $230,000 with an annual interest rate of 12%. All operating activity for the first half of 1997 reverted to the purchaser in accordance with the sales agreement. All operating activity for prior periods has been reclassed as income from discontinued operations.

The non-recurring charges incurred during 1996 relate to noncapitalizable costs incurred in the merger described in Note 1.


NOTE 9.  PROVISION FOR INCOME TAXES

Provision for income taxes consists of the following:

 Federal tax, paid or currently payable                        $     789
 State tax, paid or currently payable                                147
 Net deferred credits (prepaid charges)                               (4)
                                                               ---------
 Tax provision                                                 $     932
                                                               =========


                                      F-66
                                                                     (continued)

The difference between the federal statutory rate and the effective tax rate is as follows for the year ended December 29, 1996:

 Statutory tax rate                                            34.0%
 Generation of general business credits                         (.2)
 Other permanent differences                                    2.0
 State taxes, before valuation allowance and
  net of federal income tax benefit                             4.2
                                                               ----
      Effective tax rate                                       40.0%
                                                               ====

Deferred tax assets and liabilities are classified as current and noncurrent on the basis of the classification of the related asset or liability for financial reporting. Prepaid and deferred taxes are recorded for temporary differences between the book value of assets and liabilities for financial reporting purposes and tax purposes.

Temporary differences comprising the net deferred tax liability on the Consolidated Balance Sheet at December 29, 1996 are as follows:


                                              December 29, 1996
                                    ------------------------------------
Temporary Differences                Assets     Liabilities      Total
---------------------               --------    -----------     --------
Allowance for doubtful accounts     $     95      $     --      $     95
Accrued employee benefits                554            --           554
Other                                     --            (3)           (3)
                                    --------      --------      --------
 Current                                 649            (3)          646
                                    --------      --------      --------

Depreciation and amortization            710       (34,900)      (34,190)
Deferred revenues                      1,581           (89)        1,492
Installment gains                         --          (289)         (289)
Property valuation allowances            412            --           412
Joint ventures                         2,015        (1,559)          456
Accrued employee benefits                634            --           634
Interest                                 528            --           528
                                    --------      --------      --------
 Noncurrent                            5,880       (36,837)      (30,957)
                                    --------      --------      --------

Other Components
Alternative minimum tax credits        1,656            --         1,656
General business credits                 243            --           243
Valuation allowance                   (2,195)           --        (2,195)
                                    --------      --------      --------
                                        (296)           --          (296)
                                    --------      --------      --------
Net deferred tax liability          $  6,233      $(36,840)     $(30,607)
                                    ========      ========      ========


The total valuation allowance at December 29, 1996 is $2,195. There was no net change in the total valuation allowance for the year ended December 29, 1996. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Also, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the net deferred tax asset, the Company will need to generate future regular tax. Based upon the levels of historical taxable income and projections for future taxable income, management believes it is more likely than not the Company will realize the benefits of the net deferred tax asset, net of the existing valuation allowance at December 29, 1996. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of taxable income during future periods are reduced.


                                      F-67
                                                                     (continued)

NOTE 10.  RELATED PARTY TRANSACTIONS

Westbrook is owed $40,000 under an unsecured promissory note due August, 2003 (Note 5). Interest expense on the promissory note was $1,556 for 1996.

NOTE 11. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH INVESTING ACTIVITIES

                                                                  1996
                                                                --------
Interest paid                                                   $ 13,874
Interest received                                                   (393)
Income taxes                                                         (24)


The GMX acquisition increased property and equipment, minority interest and deferred income taxes by $5,348, $2,548 and $2,800, respectively.


NOTE 12.  SUBSEQUENT EVENTS

On August 4, 1997 Westbrook entered into an agreement to sell 100% of the outstanding common stock of the Company to Sunstone Hotel Investors, Inc., ("Sunstone"). Westbrook will receive from Sunstone a combination of cash, common stock, and convertible preferred stock. The transaction is subject to third party approvals and other customary conditions.



                                      F-68
                                                                     (continued)

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Stockholders
Kahler Realty Corporation and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Kahler Realty Corporation and Subsidiaries as of December 31, 1995 and January 1, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kahler Realty Corporation and Subsidiaries as of December 31, 1995 and January 1, 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                    KPMG Peat Marwick LLP
                                                    ----------------------
                                                    KPMG Peat Marwick LLP


Chicago, Illinois
February 16, 1996

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES


                     Consolidated Statements of Operations
                (Dollars in thousands, except per share amounts)

             For Years Ended December 31, 1995 and January 1, 1995


                                                    1995        1994
                                                  --------    --------
REVENUES
 Revenue of owned operations                      $121,772    $109,910
 Other properties managed and/or
  partially owned                                   18,113      17,490
                                                  --------    --------
   Total revenues                                 $139,885    $127,400
                                                  ========    ========
REVENUE OF OWNED OPERATIONS
 Lodging - rooms                                  $ 61,249    $ 54,108
        - food and beverage                         32,554      29,339
        - other                                     11,553       9,796
 Formal wear, laundry & other                       15,912      15,894
 Interest income                                       504         773
                                                  --------    --------
   Total revenue of owned operations               121,772     109,910
                                                  --------    --------
OPERATING COSTS AND EXPENSES
 Lodging - rooms                                    15,180      13,523
        - food and beverage                         25,697      23,221
        - other                                     38,441      34,053
 Formal wear, laundry & other                       12,801      13,487
 Corporate expenses                                  3,901       3,257
 Depreciation and amortization (Note 9)              8,919       8,477
 Non-recurring charges (Note 9)                        526       1,811
                                                  --------    --------
   Total operating costs and expenses              105,465      97,829
                                                  --------    --------
GROSS OPERATING PROFIT                              16,307      12,081

 Interest expense                                  (13,115)    (11,207)
 Equity in earnings of affiliates (Note 4)             533         193
 Gain (Loss) on sale of assets                         (11)         20
                                                  --------    --------
INCOME FROM OPERATIONS BEFORE INCOME TAXES           3,714       1,087
 Provision for income taxes                            697         323
                                                  --------    --------
NET INCOME                                        $  3,017    $    764
                                                  ========    ========
PER COMMON SHARE DATA
 Primary income per common share                  $    .70    $    .14
                                                  ========    ========
 Fully diluted income per common share            $    .69    $    .14
                                                  ========    ========

See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES


                          Consolidated Balance Sheets
                             (Dollars in thousands)

                     December 31, 1995 and January 1, 1995

                                                     1995           1994
                                                   ---------      ---------
ASSETS

CURRENT ASSETS
 Cash and cash equivalents                         $     923      $   1,110
 Receivables:
   Trade, less allowance for doubtful
     accounts of $251 and $252, respectively           5,275          5,333
   Current portion of notes receivable                   132            150
 Inventories                                           2,598          2,498
 Prepaid expenses                                        323            265
                                                   ---------      ---------
     Total current assets                              9,251          9,356
                                                   ---------      ---------
OTHER ASSETS
 Notes receivable (Notes 2 and 4)                      1,361          1,423
 Investments in affiliates (Note 4)                    5,095          3,279
 Debt service escrow accounts (Notes 5 and 7)          3,198          1,650
 Intangibles                                             654            791
 Other                                                 2,224          1,823
                                                   ---------      ---------
     Total other assets                               12,532          8,966
                                                   ---------      ---------
PROPERTY AND EQUIPMENT
 Land and improvements                                17,065         16,349
 Buildings                                           141,965        136,967
 Equipment                                            50,660         46,977
 Formal wear apparel                                   4,381          4,735
                                                   ---------      ---------
     Total                                           214,071        205,028
     Less accumulated depreciation                    61,118         54,281
                                                   ---------      ---------
                                                     152,953        150,747
 Construction in progress (Note 5)                     3,631             --
                                                   ---------      ---------
     Total property and equipment                    156,584        150,747
                                                   ---------      ---------
     TOTAL ASSETS                                  $ 178,367      $ 169,069
                                                   =========      =========

See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES


                          Consolidated Balance Sheets
                (Dollars in thousands, except per share amounts)

                     December 31, 1995 and January 1, 1995


                                                     1995           1994
                                                   ---------      ---------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable (Notes 7 and 9)                  $  10,110      $   8,392
 Due to affiliates (Note 4)                              738            167
 Accrued liabilities:
   Payroll and payroll related                         3,131          2,473
   Real estate taxes                                   1,954          1,996
   Other taxes                                           520            806
 Notes payable (Note 5)                                4,700          5,300
 Current portion of long-term debt (Note 5)            3,739          2,767
 Current portion of subordinated debt
  to affiliate (Note 6)                                  500            500
                                                   ---------      ---------
   Total current liabilities                          25,392         22,401
                                                   ---------      ---------

LONG-TERM DEBT (Note 5)
 Obligations of Kahler Realty Corporation             99,754         95,842
 Obligations of Subsidiaries - Nonrecourse
  to Kahler Realty Corporation                        26,261         26,517
                                                   ---------      ---------
   Total long-term debt                              126,015        122,359
                                                   ---------      ---------

OTHER LIABILITIES
 Pension liability (Note 8)                            1,009            734
 Deferred revenue                                        160            137
 Other                                                   618            667
                                                   ---------      ---------
   Total other liabilities                             1,787          1,538
                                                   ---------      ---------

COMMITMENTS AND CONTINGENCIES (Note 7)

SUBORDINATED DEBT TO AFFILIATE (Note 6)                1,000          1,500
                                                   ---------      ---------

STOCKHOLDERS' EQUITY (Note 6)
 Common stock, par value $.10
   Authorized - 70,000,000 shares;
   Issued and outstanding - 4,293,473 and
     4,167,598 shares, respectively                      429            417
 Additional paid-in capital                           13,846         13,030
 Retained earnings                                    10,414          7,991
 Minimum pension liability adjustment (Note 8)          (516)          (167)
                                                   ---------      ---------
   Total stockholders' equity                         24,173         21,271
                                                   ---------      ---------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 178,367      $ 169,069
                                                   =========      =========




See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity
                (Dollars in thousands, except per share amounts)

              For Years Ended December 31, 1995 and January 1, 1995



                                                Common Stock                                  Minimum
                                             -------------------   Additional                 Pension
                                              Number                Paid-in      Retained    Liability
                                             of Shares    Amount    Capital      Earnings    Adjustment     Total
                                            ----------   -------   ----------    --------    ----------   --------
BALANCES, January 2, 1994                   3,425,798     $ 343     $ 8,450       $ 7,800      $(227)     $16,366
 Net income                                                                           764                     764
 Dividends paid to preferred stockholders                                            (224)                   (224)
 Dividends paid to common
   stockholders ($0.09 per share)                                                    (349)                   (349)
 Unrecognized gain on defined
   benefit pension plan                                                                           60           60
 Common stock issued                          741,800        74       4,580                                 4,654
                                            ---------     -----     -------       -------      -----      -------
BALANCES, January 1, 1995                   4,167,598       417      13,030         7,991       (167)      21,271
 Net income                                                                         3,017                   3,017
 Dividends paid to common
   stockholders ($0.14 per share)                                                    (594)                   (594)
 Unrecognized loss on defined
   benefit pension plan                                                                         (349)        (349)
 Common stock issued (Note 6)                 125,875        12         816                                   828
                                            ---------     -----     -------       -------      -----      -------
BALANCES, December 31, 1995                 4,293,473     $ 429     $13,846       $10,414      $(516)     $24,173
                                            =========     =====     =======       =======      =====      =======


See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                             (Dollars in thousands)

             For Years Ended December 31, 1995 and January 1, 1995



                                                       1995       1994
                                                     --------   --------
OPERATIONS:
 Net income                                          $  3,017   $    764
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                        8,919      8,477
   Common stock issued under employee
    benefit plans                                         303          6
   Unrecognized gain (loss) on defined
    benefit pension plan                                 (349)        60
   Equity in earnings of affiliates                      (533)      (193)
   (Gain) Loss on sale of assets                           11        (20)
 Change in current assets and liabilities:
   Receivables                                             58       (962)
   Inventories                                           (100)      (144)
   Prepaid expenses                                       (58)       (32)
   Accounts payable                                     1,673      1,493
   Accrued liabilities                                    330        (15)
                                                     --------   --------
     Net cash provided by operating activities         13,271      9,434
                                                     --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for property and equipment                  (14,540)   (13,523)
 Proceeds from sale of property and equipment              34        125
 Payments received on notes receivable                     79        250
 Investment in affiliates (Note 4)                     (1,856)       -
 Distributions received from affiliates                   574        374
 Decrease (Increase) in intangible assets                  40       (374)
 Increase in other assets                                (565)      (108)
                                                     --------   --------
     Net cash used by investing activities            (16,234)   (13,256)
                                                     --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock                   525      1,352
 Purchase of common stock                                 -          -
 Dividends paid to common shareholders                   (594)      (349)
 Dividends paid to preferred shareholders                 -         (224)
 Payments on subordinated debt due to affiliate          (500)       -
 Construction payables                                    616        -
 Increase in debt service escrow accounts              (1,548)      (900)
 Proceeds from long-term debt and notes payable         6,943      3,833
 Principal payments on long-term debt                  (2,315)    (2,692)
 Net borrowings (payments) on lines of credit
  and notes payable                                      (600)     2,850
 Increase (Decrease) in other liabilities                 249         78
                                                     --------   --------
     Net cash provided by financing activities          2,776      3,948
                                                     --------   --------
INCREASE (DECREASE) IN CASH                              (187)       126
CASH AT BEGINNING OF THE PERIOD                         1,110        984
                                                     --------   --------
CASH AT END OF THE PERIOD                            $    923   $  1,110
                                                     ========   ========


See Notes to Consolidated Financial Statements

                   KAHLER REALTY CORPORATION AND SUBSIDIARIES


                   Notes to Consolidated Financial Statements
                (Dollars in thousands, except per share amounts)

               Years Ended December 31, 1995 and January 1, 1995


Note 1.  Business and Significant Accounting Policies
-----------------------------------------------------

Description of business
-----------------------
The primary business of Kahler Realty Corporation (the Company) is the operation and management of hotel properties in 11 states, primarily Minnesota, Utah and Idaho. As an adjunct to its hotels, the Company operates commercial laundries in Rochester and Salt Lake City which provide services to the Company's hotels and other third parties in their respective locations. The Company's other business activities include operating a wholesale and retail formal wear business.

Principles of consolidation
---------------------------
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Investments of 50% or less in owned affiliates in which the Company possesses significant influence are accounted for under the equity method. The Company owns 24% of a partnership which owns the University Park Hotel and a $4,620, 9% mortgage note with an option to convert the note into additional equity interest in the hotel in 1998. Should the Company exercise its option to convert, the Company would own 69.6% of the hotel. The Company consolidates the assets and liabilities of the hotel which approximated $10,391 and $9,412 at December 31, 1995, and $10,714 and $9,463 at January 1,
1995, respectively. All material intercompany transactions and balances have been eliminated.

Reclassifications
-----------------
The consolidated financial statements for prior years reflect certain reclassifications to conform with classifications adopted in 1995. These reclassifications have no effect on net income or stockholders' equity as previously reported.

Revenues
--------
Revenues of the Company are classified into two components. The Company uses this presentation to show the total scope of the Company's operations.
The components of revenue are:

     Revenue of owned operations include revenues from lodging properties in which the Company has an interest greater than 50%, management fees generated from properties partially-owned (50% or less) and properties owned by others. Also included are revenues from Anderson's Formal Wear, Textile Care Services and interest income.

     Other properties managed and/or partially-owned includes all revenue of properties partially-owned (50% or less) by the Company and the properties managed for others. Under generally accepted accounting principles, this revenue is not included in revenue of owned operations and the Company's interest in partially-owned properties is reflected in the Consolidated Statements of Operations as equity in earnings of affiliates.

Cash and cash equivalents
-------------------------
The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company includes the current portion of debt service escrow accounts in cash and cash equivalents. Amounts in these accounts were $336 and $416 at December 31, 1995 and January 1, 1995, respectively, and will be used to pay accrued interest on certain of the hotel mortgages.

Inventories
-----------
Inventories are stated primarily at the lower of average cost or market.

Notes receivable
----------------
Notes receivable are carried at their unpaid balance net of unamortized contract discounts. The Company evaluates the collectibility of its notes receivable (including accrued interest) by estimating the probability of loss utilizing projections of loan and property performance, factors related to the borrower, terms of the notes, other supply and demand factors and overall economic conditions.

On January 2, 1995 the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) 114, "Accounting by Creditors for Impairment of a Loan". The Company also adopted the provisions of SFAS 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". The adoption of SFAS 114 and 118 had no effect on the Company's financial position or results of operations as of or for the year ended December 31, 1995.

Fair value of financial instruments
-----------------------------------
On December 31, 1995 the Company adopted the provisions of SFAS 107 "Disclosures about Fair Value of Financial Instruments". Management has determined that fair values of the Company's financial instruments approximate the carrying values of those instruments except for notes receivable and long-term debt as discussed in Notes 2 and 5, respectively.

Property and equipment
----------------------
Property and equipment are recorded at cost. Depreciation of property, equipment and formal wear apparel is computed on the straight-line method over their estimated useful lives. Depreciation expense was $8,658 and $8,197 for the years 1995 and 1994, respectively. Interest of $76 related to certain hotels under construction has been capitalized and is included in property and equipment at December 31, 1995.
The estimated useful lives are:

        Land improvements     5 to 25 years
        Buildings            20 to 50 years
        Equipment             5 to 20 years
        Formal wear apparel         4 years

The Company records a provision for impairment of the carrying value of its real estate investments whenever the estimated future cash flows from a property's operations and projected sale are less than the property's net carrying value. Management believes that the estimates and assumptions used are appropriate in evaluating the carrying value of the Company's properties presented currently in the balance sheet, however, changes in market conditions and circumstances could occur in the near term which will cause these estimates to change.

On January 1, 1996, the Company adopted the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Measurement of impairment losses on long-lived assets are based on the estimated fair value of the assets. Properties held for sale under SFAS 121 will continue to be reflected at the lower of historical cost or estimated fair value less anticipated selling costs. No adjustment of the carrying values of the Company's long-lived assets was required at January 1, 1996 as a result of adopting the provisions of SFAS 121.

Deferred financing costs
------------------------
Deferred financing costs were $1,425 and $1,309, net of accumulated amortization, at December 31, 1995 and January 1, 1995, respectively. These amounts are included in other assets and amortized over the life of the respective loans.

Income taxes
------------
The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes", which, among other things, requires an asset and liability approach in accounting for deferred income taxes. (See Note
10)

Intangibles
-----------
Intangibles represent pre-opening costs, organization costs, franchise rights and an intangible pension asset relating to the Company's defined benefit plan. Pre-opening costs include certain costs incurred during the property's break-in period which consist of marketing, employee training and the excess of expenses over revenues. The cost of these intangible assets are as follows:


                                    1995        1994       Expected Life
                                  --------     -------     -------------
     Pre-opening costs            $    57      $   163         3 years
     Organization costs               145          132         5 years
     Franchise rights                 125          139      8 to 20 years
                                  -------      -------
                                      327          434
     Accumulated amortization        (166)        (210)
                                  -------      -------
                                      161          224
     Intangible pension asset         493          567
                                  -------      -------
                                  $   654      $   791
                                  =======      =======


Income per common share
-----------------------
For 1995 and 1994, income per share is computed on a primary share basis using the weighted average number of outstanding common shares and equivalents (arising from employee stock plans, deferred stock compensation and a warrant) aggregating 4,329,000 and 3,956,000, respectively.

Income per share is computed on a fully diluted basis using the weighted average number of outstanding common shares plus stock equivalents aggregating 4,355,000 for 1995. In 1994 the effect is the same as on a primary share basis.

Use of estimates
----------------
Preparation of the Consolidated Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal year
-----------
The Company's fiscal year ends on the Sunday closest to December 31.

Note 2.  Notes Receivable
-------------------------

Notes receivable consist of contracts for deeds and first mortgages bearing interest at rates ranging from 8% to 10%. One loan aggregating $454 is considered impaired under provisions of SFAS 118 at December 31, 1995. Accordingly, no interest income has been recognized on this loan during 1995. The Company has determined no reserve for impairment is necessary for its notes receivable at December 31, 1995 under provisions of SFAS 114.

The fair value of the non-current portion of notes receivable at December 31, 1995 approximated carrying value. The fair value of the non-current portion of notes receivable are determined by discounting the scheduled loan payments to maturity using current market rates commensurate with the risks and terms to maturity of those instruments.

Total maturities of notes receivable for each of the next five years are approximately $132, $467, $385, $31 and $478, respectively.

Note 3.  Acquisitions
---------------------

On August 1, 1995 the Company acquired the Best Western Canyon Springs Park Hotel, a 112 room full service property in Twin Falls, Idaho, for $5,750. The purchase was financed with new long term-debt of $3,750, a note payable to the seller of $400 and $1,600 from available cash and lines of credit.

On July 1, 1995 the Company paid $600 for a 32.9% equity interest in the 150 room full service Best Western Copper King Park Hotel in Butte, Montana. The Company, which accounts for this investment under the equity method of accounting, used internally generated funds to make this investment. The Company subsequently entered into a management contract with the property.

On December 31, 1994 the Company acquired the Green Oaks Inn and Conference Center, a 284 room hotel property in Fort Worth, Texas which it has managed since 1990 and had owned prior to that year. At the time of acquisition the Company held a mortgage receivable of $2,783 net of deferred revenue of $522. The Company purchased this property for $438 in cash, the cancellation of the mortgage receivable and related accrued interest receivable of $136 and the assumption of negative working capital and a capital lease.

In March 1994, the Company acquired the Quality Inn Pocatello Park, a 152 room full service hotel property in Pocatello, Idaho for $5,224. This purchase was financed with new long-term debt of $3,700. The Company's lines of credit and internally generated funds were utilized to finance the balance of the purchase price.

The pro forma results listed below are unaudited and reflect the impact of the purchase price accounting adjustments on the Company's Consolidated Statements of Operations assuming the aforementioned acquisitions occurred at the beginning of each year presented.

                                                   1995       1994
                                                 --------   --------
     Revenue of owned operations                 $123,628   $118,077
     Net income                                     3,277      1,196
     Income per common share:
        Primary                                       .76        .25
        Fully diluted                                 .75        .25

Note 4.  Investment in Affiliates
---------------------------------

As of December 31, 1995 and January 1, 1995 the Company's investment in affiliates, accounted for under the equity method of accounting, are as follows:

                                             Ownership
                                             Interest      1995        1994
                                             ---------    ------      ------
 Provo Park Hotel, Provo, UT                   50.0%      $4,450      $3,165
 Best Western Copper King Park Hotel,
     Butte, MT (Note 3)                        32.9%         560         -
 Kahler Park Hotel, Hibbing, MN                25.0%          85         114
 Quality Hotel Plaza One,
     Rock Island, IL                           26.6%          -          -
                                                          ------      ------
                                                          $5,095      $3,279
                                                          ======      ======

The Company or its subsidiaries typically have an interest in an affiliated partnership or limited liability company and operate the hotels under long-term management contracts. The Company also held notes receivable from affiliates of $572 and $574 at December 31, 1995 and January 1, 1995, respectively.

The Company contributed $1,200 to the Provo Park Hotel during 1995, which along with funds from a $16,000 non-recourse loan commitment and a $1,000 federal grant will be used to construct a 96 suite expansion and 17,000 square foot conference center as well as a 114 suite Residence Inn by Marriott in Provo, Utah. The Company's partner in this venture contributed land and cash valued at $1,200. Construction of the Residence Inn and the expansion of the Provo Park Hotel is scheduled to be completed in late 1996 and early 1997, respectively.


The Company's income from affiliates before taxes is as follows:


                                               1995      1994
                                              ------    ------
     Management fees                          $  540    $  381
     Equity in earnings                          533       193
                                              ------    ------
                                              $1,073    $  574
                                              ======    ======

Combined summarized balance sheet information for the Company's affiliates is as follows:


                                              1995         1994
                                             -------      -------
     Current assets                          $ 1,431      $   654
     Noncurrent assets                        20,710       15,629
     Current liabilities                       2,194        1,595
     Long-term debt, principally mortgages    12,076        9,162
     Other long-term liabilities               1,663        1,273
     Owners' equity                            6,208        4,253

Combined summarized operating results reported by these affiliates are as follows:

                                           1995       1994
                                          -------    -------
     Revenues                             $13,782    $11,099
     Net income (loss)                        422        (87)

Note 5.  Financing
------------------

Notes payable consists of $4,100 drawn on various lines of credit with a maximum available of $5,000 at December 31, 1995 and a short-term note payable of $600. The lines of credit and note payable carry an interest rate of prime plus 1%, mature at various dates throughout 1996 and are secured by property and equipment, inventory and accounts receivable. The Company anticipates the extension of all its lines of credit. The prime rate at December 31, 1995 and January 1, 1995 was 8.75% and 8.5%, respectively.

Outstanding long-term debt, which is secured by substantially all property and equipment, is summarized as follows:

Obligations of Kahler Realty Corporation


Security/Secured
   Property
  Mortgages            Interest Rate      Maturity         1995        1994
----------------       -------------      --------         ----        ----
 Kahler Plaza Hotel    10.0% plus 2.0%
                        of room sales     Nov 1997       $ 15,300    $ 15,455
 Clinic View Inn       9.75% plus 2.0%
                        of room sales     May 2000         14,531      14,654
 San Marcos            7.5% plus added
                        interest*         Dec 2000         13,600      13,600
 Kahler Hotel          Prime plus 1.0%    Dec 2003         12,038      12,421
 Mortgages under $10
  million - secured
  by ten hotel
  properties and a     Ranging from       Ranging from
  commercial laundry    prime to 12.0%    1996 to 2014     46,937      41,441

Notes payable          Prime to 11.0%     Various dates
                                          through Sept
                                           1997               291         290
Capitalized leases      12.2% to 12.93%   May 1997             26          46
                                                         --------    --------
  Subtotal                                                102,723      97,907
  Less current maturities                                   2,969       2,065
                                                         --------    --------
                                                         $ 99,754    $ 95,842
                                                         ========    ========

Obligations of Subsidiaries - Nonrecourse to Kahler Realty Corporation

Security/Secured
   Property
  Mortgages            Interest Rate      Maturity         1995        1994
----------------       -------------      --------         ----        ----

 Mortgages under $10 Tax-exempt variable
  million - secured by rate of 3.55% to
  Ranging from
  six hotel properties  prime plus 0.5%    2003 to 2015  $ 26,813    $ 26,908
Special assessments       7.5% to 12.0%   December 1997       111         158
Capitalized leases        0.0% to 14.3%   August 1994
                                           to June 1998       107         153
                                                         --------    --------
  Subtotal                                                 27,031      27,219
  Less current maturities                                     770         702
                                                         --------    --------
                                                           26,261      26,517
                                                         --------    --------
     Total indebtedness                                   129,754     125,126
     Less current maturities                                3,739       2,767
                                                         --------    --------
                                                         $126,015    $122,359
                                                         ========    ========

* Added interest is defined as approximately 67% of Excess Cash Flow as defined. (See Note 7)

The fair value of long-term debt at December 31, 1995 was approximately $122,744 as compared to a carrying value of $126,015. The fair values of long-term debt were determined by discounting the scheduled loan payments to maturity using borrowing rates currently available to the Company for bank loans of similar term and maturity.

Total maturities of long-term debt, excluding capital lease obligations, in each of the next five years are approximately $3,668, $18,619, $3,808, $8,325 and $20,512, respectively.

At December 31, 1995 the Company has arranged for the issuance of a letter of credit aggregating $1,000 as additional collateral for one of the nonrecourse obligations listed above.

Under certain financial debt covenants, the Company is required to maintain certain levels of net worth, debt to equity, cash flow and other ratios. Waivers of certain covenants have been obtained as of December 31, 1995 and January 1, 1995.

The laundry facility in Rochester Minnesota was financed with a $10,000 loan. In the event of default by the Company on this loan the lender can require the Company's largest shareholder to purchase the loan at its outstanding balance.

On January 19, 1996, the Company refinanced the San Marcos mortgage in the amount of $13,600. The initial variable tax-exempt interest rate, including a credit enhancement fee, was approximately 6.0%. To facilitate this refinancing, the Company placed $1,548 in escrow with the trustee of the present mortgage in November, 1995. These funds will be held by the trustee pending resolution of the litigation discussed in Note 7.

Note 6.  Stockholders' Equity
-----------------------------

Preferred stock
---------------
The Company has 10,000,000 shares authorized and no shares outstanding as of December 31, 1995 and January 1, 1995. The Board of Directors is authorized to determine the series and number of preferred shares to be issued and any related designations, powers, preferences, rights, qualifications, limitations or restrictions.

Common stock
------------
Common stock has been issued under deferred compensation, incentive stock option, employee retirement and stock purchase plans and upon conversion of preferred stock, and a common stock warrant.

Stock option plans
------------------
Under certain stock option plans, incentive stock options may be granted to key employees or non-employee directors at not less than 100% of the fair market value of the Company's stock on the date of grant and options not qualifying as incentive stock options may be granted to non-employees providing valuable services to the Company at not less than 50% of the fair market value of the Company's stock on the date of grant. None of these shares have been granted at less than market value. Total number of shares authorized under these plans are 931,350. Key employee options expire five years after the date of grant and vest 25% per year commencing one year after the date of grant. Non-employee director options expire ten years after the date of grant and vest after one year. Activity under the plans is summarized below:


                                      Number           Option Price
                                    of Shares            Per Share
                                    ---------        ---------------
Balance, January 2, 1994              495,300        $ 2.88 - $ 7.50
  Granted                             113,700          8.50 -  11.75
  Exercised                          (186,075)         2.88 -   7.50
  Canceled                             (5,000)         3.00 -   7.50
                                     --------
Balance, January 1, 1995              417,925          2.88 -  11.75
  Granted                             125,000          7.88 -  12.88
  Exercised                          (105,500)         2.88 -  11.75
  Canceled                             (5,875)         3.00 -  11.75
                                     --------        ---------------
Balance, December 31, 1995            431,550        $ 3.00 - $12.88
                                     ========        ===============

At December 31, 1995 178,744 options were exercisable and 499,800 shares were available for grant.

Subordinated debt to affiliate
------------------------------
In January 1992, the Company issued a $2,000 subordinated note to the Company's largest shareholder. The subordinated note requires annual principal payments of $500 per year each April 21, matures in 1998 and carries an interest rate of prime plus 1%. As of December 31, 1995 the balance was $1,500. The Company has the right to repay the note in cash or with common stock equal to 120% of the subordinated note at any time.

Note 7.  Commitments and Contingencies
--------------------------------------

The Company believes it is in the final stages of negotiating a settlement with a telecommunications company related to disputed unremitted telephone revenue and fees at ten of its hotels (the Hotels). Proposed terms of this settlement provide for the lease by the Company of $1,500 of new telephone switches and equipment from the telecommunications company over the remaining term of the amended existing telephone service agreements. The Company would have the option to acquire all telephone switches and equipment in the Hotels at the end of the telephone service agreement term. However, while this settlement has been agreed to in principle by the parties, it has not yet been executed. If completed, this settlement is not expected to have a material adverse impact on the Company's Consolidated Financial Statements.

In December 1994 the Company received notice of default relating to bond indebtedness on one of it's wholly-owned hotels. In January 1995 the Company brought suit against the bondholders. The Company is seeking declaratory judgment regarding the proper interpretation of the calculation of added interest. In January, 1996 the Superior Court of Arizona (the Court) ruled against the Company. The Company plans to vigorously appeal the Court's decision. The appellate court will hear the Company's suit in its entirety and is not restricted in any way by the Court's decision. If the bondholders are found judicially correct, the Company would owe $267, $618 and $884 for 1993, 1994 and 1995, respectively, and certain other costs as determined by the Court. The Company has recorded an estimate of the loss that could result from the unfavorable resolution of this uncertainty. While the Company believes it has a meritorious case in appeal, the ultimate resolution of the matter, which is expected to take longer than one year, could result in a loss greater or less than what is presently accrued. The Company refinanced this mortgage in January, 1996 as discussed in Note 5.

Additionally, the Company is involved in various litigation in the normal course of business. The Company does not expect the outcome of the matters described above to have a material adverse effect on the Company's consolidated financial statements.

Operating leases
----------------
The Company leases warehouse and retail store facilities for its formal wear operations and land for three of its hotels under various operating lease agreements which call for minimum lease payments and contingent rents based upon percentages of revenues. Operating lease expense was $1,629 and $1,550, including contingent rentals of $516 and $486 for 1995 and 1994, respectively.

Future minimum lease payments under operating leases total $6,651 with annual payments of $997, $681, $409, $234 and $190 due in each of the next five years, respectively.

Capital leases
--------------
The Company leases furniture and equipment under capital leases. Future minimum lease payments under these capital leases total $171 with annual payments of $100, $54, $17, $0 and $0 due in each of the next five years, respectively. Of the $171 of total minimum lease payments, $38 represents interest.

The following is an analysis of property under capital leases:

                                          1995             1994
                                         -------          -------
     Furniture & equipment               $   465          $   465
     Less accumulated amortization          (239)            (164)
                                         -------          -------
                                         $   226          $   301
                                         =======          =======

Amortization of leased equipment is classified with depreciation expense.

Telephone service agreements
----------------------------
In March, 1990 the Company sold all telephone switches and related equipment at the Hotels to a telecommunications company. Each of the Hotels subsequently entered into telephone service agreements with the same telecommunications company which call for contingent payments based upon telephone usage. Expenses incurred pursuant to these service agreements were $2,316 and $1,766 in 1995 and 1994, respectively. These agreements expire in February, 2000.

Other
-----
The Company plans on opening a 108 suite expansion to its hotel in Boise, Idaho, in early 1996. At December 31, 1995, the Company had a $2,455 loan commitment which is expected to fund a substantial portion of the remaining expansion costs to be paid.

In January, 1996 the Company entered into an agreement to purchase the 149 room full service Colonial Inn Hotel in Helena, Montana at a cost of $9,200. This acquisition will be financed through a mortgage note payable to a bank, a note payable to the seller and internally generated funds.

Note 8.  Retirement Plans
-------------------------

The Company has a defined benefit plan covering union employees at properties located in Rochester, Minnesota. Pension contributions and expenses for this plan are determined based on the actuarial cost of current service and amortization of prior service costs over a 20-year period.

Net periodic pension cost for the defined benefit plan included the following components:


                                                1995       1994
                                               ------     ------
 Service costs-benefits earned during
  the period                                   $   97     $   80
 Interest cost on projected benefit
  obligation                                      219        179
 Return on assets-actual                         (122)         8
 Net amortization and deferral                     53       (102)
                                               ------     ------
       Net periodic pension cost               $  247     $  165
                                               ======     ======


The following table sets forth the Plan's funded status at December 31, 1995 and January 1, 1995:


                                                         1995          1994
                                                        -------       -------
 Actuarial present value of vested
  benefit obligation                                    $ 3,124       $ 2,503
                                                        =======       =======
 Accumulated benefit obligation                         $ 3,200       $ 2,564
                                                        =======       =======
 Projected benefit obligation                           $ 3,200       $ 2,564
 Fair market value of plan assets*                        1,795         1,498
                                                        -------       -------
 Unfunded projected benefit obligation                    1,405         1,066
 Unrecognized net liability at date of
  initial application                                       (34)          (40)
 Unrecognized prior service cost                           (459)         (527)
 Unrecognized net loss                                     (516)         (167)
 Adjustment to recognize minimum liability                1,009           734
                                                        -------       -------
       Pension liability                                $ 1,405       $ 1,066
                                                        =======       =======

*Plan assets consist primarily of equity and fixed income securities.

The Company has recognized an additional liability as the accumulated benefit obligation exceeded the fair value of the plan assets. An intangible asset was recognized up to the amount of unrecognized prior service cost. As of December 31, 1995 the additional liability exceeded the unrecognized prior service cost and the unrecognized transition liability by $516. This amount has been recorded as a reduction of stockholders' equity.

The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.25% and 8.5% in 1995 and 1994, respectively. The expected long-term rate of return on assets was 8%.

The Company has a defined contribution plan covering substantially all other employees. The funding of the defined contribution plan is determined by the Board of Directors.

Total expense for both plans was $497 and $215 for 1995 and 1994, respectively.

The Company provides postretirement benefits to a fixed number of retired employees relating to service provided prior to 1992. At December 31, 1995 and 1994 the estimated liability was $175 and $200, respectively.

Note 9. Segments
----------------

The Company's principal business activity is the operation and management of hotel properties. Fees from managed properties are primarily based on a percent of revenues of the managed property. The Company's other business activities include a wholesale and retail formal wear business and institutional laundries. Intersegment transactions including laundry revenues of $2,050 and $1,857 in 1995 and 1994, respectively, have been eliminated from the table below. Operating income represents revenue less operating expenses, excluding general corporate expenses. Identifiable assets are those used in the operation of each segment. Capital expenditures include non-cash lodging acquisitions of $2,783 in 1994. General corporate assets consist primarily of cash, notes and other investments.

The following tables summarize the Company's segment information:


REVENUE OF OWNED OPERATIONS               1995          1994
                                        --------      --------
     Lodging                            $105,356      $ 93,243
     Laundry                               5,890         6,304
     Formal Wear                           9,373         8,924
     Other                                   649           666
     Interest income                         504           773
                                        --------      --------
                                        $121,772      $109,910
                                        ========      ========
OPERATING INCOME
     Lodging                            $ 19,316      $ 16,304
     Laundry                                 584          (389)
     Formal Wear                             363           539
     Other                                    12            11
     Non-recurring charges                  (526)       (1,811)
     Corporate expenses                   (3,946)       (3,346)
     Interest income                         504           773
                                        --------      --------
GROSS OPERATING PROFIT                    16,307        12,081

Interest expense                         (13,115)      (11,207)
Equity in earnings of affiliates             533           193
Gain(Loss) on sale of assets                 (11)           20
                                        --------      --------
INCOME FROM OPERATIONS BEFORE
 INCOME TAXES                           $  3,714      $  1,087
                                        ========      ========
IDENTIFIABLE ASSETS
     Lodging                            $155,479      $145 602
     Laundry                              14,155        14,703
     Formal Wear                           3,872         4,024
     Other                                 1,613         1,634
     Corporate                             3,248         3,106
                                        --------      --------
                                        $178,367      $169,069
                                        ========      ========


CAPITAL EXPENDITURES
     Lodging                            $ 13,024      $ 13,859
     Laundry                                 140           846
     Formal Wear                           1,265         1,464
     Other                                    38            74
     Corporate                                73            63
                                        --------      --------
                                        $ 14,540      $ 16,306
                                        ========      ========

DEPRECIATION AND AMORTIZATION
     Lodging                            $  6,722      $  6,142
     Laundry                                 759           736
     Formal Wear                           1,326         1,411
     Other                                    67            99
     Corporate                                45            89
                                        --------      --------
                                        $  8,919      $  8,477
                                        ========      ========


During the fourth quarters of 1995 and 1994, the Company recorded non-recurring charges of $526 and $1,811 related to expenses incurred in connection with planned secondary offerings and conversion of the Company into a real estate investment trust. Neither offering was completed as a result of general market conditions.

The Company regularly furnishes laundry, hospitality and food services to the Company's largest shareholder, the Mayo Foundation (Mayo), and its affiliates at competitive prices. The Company purchases, at competitive prices, steam, electricity, water and related utility services from a Mayo affiliate. These activities are summarized below.

                                               1995      1994
                                              -------   -------
     Revenue
      Laundry sales                           $ 3,576   $ 3,333
      Food services                             1,001       951

     Operating costs and expenses
     Utilities                                $ 1,497   $ 1,870
     Interest                                     153       162

The consolidated balance sheet includes receivables and payables to Mayo summarized as follows:

                                               1995           1994
                                              -------        -------
     Receivables                              $   521        $   424
     Payables (including accrued interest)        182            209


Note 10.  Provision for Income Taxes

Provision for income taxes consists of the following:


                                               1995      1994
                                               -----     -----
     Federal tax, paid or currently payable    $ 622     $ 350
     State tax, paid or currently payable        110        93
     Net deferred credits (prepaid charges)     (174)     (120)
     Tax benefit of stock options                139       -
                                               -----     -----
     Tax provision                             $ 697     $ 323
                                               =====     =====

The difference between the U.S. Federal Statutory rate and the effective tax rate is as follows:

                                                1995       1994
                                               ------     ------
     Statutory tax rate                         34.0%      34.0%
     Changes in the valuation allowance        (12.4)     (15.0)
     Generation of general business credits     (3.7)       -
     Other permanent differences                (0.8)       5.4
     State taxes, before valuation allowance
      and net of federal income tax              1.7        5.3
                                               -----      -----
        Effective tax rate                      18.8%      29.7%
                                               =====      =====

Deferred tax assets and liabilities are classified as current and noncurrent on the basis of the classification of the related asset or liability for financial reporting. Prepaid and deferred taxes are recorded for temporary differences between the book value of assets and liabilities for financial reporting purposes and tax purposes.

Temporary differences comprising the net prepaid taxes included in other assets on the Consolidated Balance Sheet at December 31, 1995 and January 1, 1995 are as follows:

                                     1995


Temporary Differences                    Assets      Liabilities   Total
---------------------                   --------     -----------  --------
Allowance for doubtful accounts         $     81      $    -      $     81
Accrued employee benefits                    504           -           504
Other                                        -            (180)       (180)
                                        --------      --------    --------
     Current                                 -            (180)        405
                                        --------      --------    --------

Depreciation and amortization                  6        (1,910)     (1,904)
Deferred revenues                          1,658          (105)      1,553
Installment gains                            -            (399)       (399)
Property valuation allowances                -             (70)        (70)
Joint ventures                             1,003          (142)        861
Accrued employee benefits                    242           -           242
                                        --------      --------    --------
     Noncurrent                            2,909        (2,626)        283
                                        --------      --------    --------

Other Components
Alternative minimum tax credits            1,563           -         1,563
General business credits                     631           -           631
Valuation allowance                       (2,195)          -        (2,195)
                                        --------      --------    --------
                                              (1)          -            (1)
                                        --------      --------    --------
Net prepaid tax asset                   $  3,493      $ (2,806)   $    687
                                        ========      ========    ========


                                     1994

Temporary Differences                    Assets      Liabilities   Total
---------------------                   --------     -----------  --------
Allowance for doubtful accounts         $     75       $   -       $    75
Accrued employee benefits                    360           -           360
Other                                         13          (129)       (116)
                                        --------      --------    --------
     Current                                 448          (129)        319
                                        --------      --------    --------

Depreciation and amortization                -            (775)       (775)
Deferred revenues                          1,596          (108)      1,488
Installment gains                              8          (427)       (419)
Property valuation allowances                -             (90)        (90)
Joint ventures                               589           (81)        508
Accrued employee benefits                    264           -           264
                                        --------      --------    --------
                                           2,457        (1,481)   $    976
                                        --------      --------    --------

     Noncurrent

Other Components

Alternative minimum tax credits            1,068           -         1,068
General business credits                     587           -           587
NOL carryforwards                            218           -           218
Valuation allowance                       (2,655)          -        (2,655)
                                        --------      --------     -------
                                            (782)          -          (782)
                                        --------      --------     -------
Net prepaid tax asset                   $  2,123       $(1,610)    $   513
                                        ========      ========     =======



The Company has based the value of the net prepaid tax asset primarily on the alternative minimum tax credits which, under current law, have no expiration dates. The ultimate realization of the net prepaid tax asset is dependent upon the offset of these credits against future federal tax payments if future taxable income exceeded the alternative minimum tax levels.

The total valuation allowance at the end of 1995 was $2,195. The net change in the total valuation allowance for the years ended 1995 and 1994 was a decrease of $460 and an increase of $398, respectively. In assessing the realizability of prepaid tax assets, management considers whether it is more likely than not that some portion or all of the net prepaid tax assets will not be realized. Also, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the net prepaid tax asset, the Company will need to generate future regular tax. Taxable income for the years ended 1995 (estimated) and 1994 was approximately $273 and $937, respectively. Based upon the levels of historical taxable income and projections for future taxable income, management believes it is more likely than not the Company will realize the benefits of the net prepaid tax asset, net of the existing valuation allowance at December 31, 1995. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of taxable income during future periods are reduced.

Note 11.  Supplemental disclosure of cash flow information and non-cash
-----------------------------------------------------------------------
          financing and investing activities
          ----------------------------------

                                                 1995      1994
                                               --------  --------
Interest paid, net of amounts capitalized      $ 12,354  $ 10,968
Interest received                                  (444)     (753)
Income taxes paid                                 1,083       520

The Company acquired certain hotel interests in 1995 and 1994 as described in
Note 3.


Note 12.   Other Matters
------------------------

On November 24, 1995 the Company retained Montgomery Securities as financial advisor to assist the Company's Board of Directors in exploring the strategic alternatives available to enhance shareholder value. As one alternative, the Company is presently considering a public sale of its shares simultaneously with its conversion to a real estate investment trust. As other possible alternatives, the Company with Montgomery's assistance, will also explore a possible sale of part or all of its assets as well as the continued operation of the Company in its present corporate form.